UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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TESCO CORPORATION

NOTICE OF 2016 ANNUAL GENERAL MEETING AND PROXY STATEMENT

TESCO CORPORATION

March 15, 2016

Dear Fellow Shareholder,

I am pleased to invite you to our 2016 Annual General Meeting of Shareholders, which will be held on Thursday, May 5, 2016, at 11 a.m. at the Sheraton Houston West Hotel, at 11191 Clay Road, Houston, Texas, 77041, USA.

At the meeting, we will be electing 8 members of our Board of Directors. We will be asking you to appoint Ernst & Young LLP as our independent registered public accountants. We will be asking you to take an advisory vote to approve executive compensation. We will also receive the consolidated financial statements for 2015 and the reports of the auditors thereon. Finally, we may transact such other business as may properly be brought before the meeting or any adjournment thereof.

You may vote your shares using the Internet or the telephone by following the instructions on page 36 of the proxy statement. You may also vote by returning a proxy card or voting instruction form if you received a paper copy of this proxy statement.

If you wish to attend the meeting in person, please review the instructions on page 38 of this proxy statement.

Thank you for your continued interest in Tesco Corporation.

Sincerely,

/s/ Fernando R. Assing

Fernando R. Assing
President and Chief Executive Officer

TESCO CORPORATION
NOTICE OF 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The 2016 Annual General Meeting of Shareholders (the "Meeting") of Tesco Corporation (“TESCO” or the "Corporation") will be held:

May 5, 2016
11:00 a.m. (Central Time)
Sheraton Houston West Hotel, 11191 Clay Road, Houston, Texas, 77041, USA .

The items of business are:

1.	To receive the consolidated financial statements for the year ended December 31, 2015 and the report of the auditors thereon;

2.	To elect directors for the ensuing year or until their successors are elected or appointed ("Proposal One");

3.	To appoint Ernst & Young LLP as our independent auditors to hold office until the next annual general meeting of the shareholders ("Proposal Two");

4.	To approve, on a non-binding advisory basis, the 2015 named executive officer compensation ("Proposal Three"); and

5.	To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

Only shareholders of record of Company common stock (NASDAQ: TESO) at the close of business on March 11, 2016 will be entitled to notice of, and to vote at, the Meeting, except that a transferee of Common Shares after such record date may, not later than ten days before the Meeting, establish a right to vote at the Meeting by providing evidence of ownership of Common Shares and demanding that his or her name be placed on the shareholder list for the Meeting in place of the transferor.

DATED at Houston, Texas this 15th day of March, 2016.
By Order of the Board of Directors

/s/ Christopher L. Boone
Christopher L. Boone
Senior Vice President and Chief Financial Officer

Important Notice Regarding the Availability of Proxy Materials for the Meeting
The proxy statement and annual report to shareholders and the means to vote by Internet are available at www.viewproxy.com/tescocorp/2016/.

Your Vote is Important
Please vote as promptly as possibly by using the Internet or telephone or by signing, dating, and returning the Proxy Card mailed to those who receive paper copies of this proxy statement.

Tesco Corporation (11330 Clay Road, Suite 350, Houston, Texas 77041, USA) is providing you with this proxy statement relating to its 2016 Annual General Meeting of Shareholders. We began by mailing a notice on March 21, 2016 containing instructions on how to access this proxy statement and our annual report online, and we also began mailing a full set of the proxy materials and annual report to shareholders who had previously requested delivery of the materials in paper copy or who are registered shareholders. References to "TESCO" or "the Corporation" in this Proxy Statement refer to Tesco Corporation and, as applicable, its consolidated subsidiaries.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement or in the Corporation’s Annual Report for the year ended December 31, 2015 (the "Annual Report"). You should read the entire proxy statement and the Annual Report carefully before voting.
Annual General Meeting of Shareholders

• Time and Date:	11:00 a.m. (Central Time); May 5, 2016
• Place:	Sheraton Houston West Hotel, 11191 Clay Road, Houston, Texas, 77041, USA
• Record Date:	March 11, 2016
• Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Voting Matters

Matter	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR EACH DIRECTOR NOMINEE	33
Appoint Ernst & Young LLP as our Independent Auditors for 2016	FOR	35
Non-Binding Advisory Vote to Approve 2015 Named Executive Officer Compensation	FOR	35
Board Nominees
Each nominee is nominated for election to serve terms expiring at the close of the 2017 annual meeting of shareholders or until his or her successor is elected and qualified.

Name and Occupation	Age	Director Since	Experience/Qualification	Independent	Committee Assignment(s)	Current Other Public Directorships
Fernando R. Assing President and Chief Executive Officer of the Corporation	50	2014	•Engineering •Industry •International •Leadership •Technology
John P. Dielwart Independent Businessman	63	2014	•Industry •International •Leadership •Public Policy •Technology	☑	•Audit •Compensation (Chair)	•ARC Resources Ltd. •Denbury Resources Inc. •TransAlta Corporation
Fred J. Dyment Independent Businessman	67	1996	•Accounting •Finance •Leadership •Industry •International •Public Policy •Technology	☑	•Compensation •Corporate Governance & Nominating Committee	•ARC Resources Ltd. •Major Drilling Group International Inc. •TransGlobe Energy Corporation •WesternZagros Resources Ltd.

Name and Occupation	Age	Director Since	Experience/Qualification	Independent	Committee Assignment(s)	Current Other Public Directorships
Gary L. Kott Independent Businessman	74	2000	•Accounting •Finance •Human Resources •Industry •Leadership •Public Policy	☑	•Audit •Compensation
R. Vance Milligan, Q.C., ICD.D Retired Partner, Bennett Jones LLP, Barristers & Solicitors	64	2006	•Corporate Governance •Industry •Leadership •Public Policy	☑	•Compensation •Corporate Governance & Nominating (Chair)	•Newalta Corporation
Rose M. Robeson Independent Businesswoman	55	2015	•Accounting •Finance •Human Resources •Industry •Leadership	☑	•Audit •Compensation	•SM Energy Company •American Midstream Partners LP
Elijio V. Serrano Senior Vice President and Chief Financial Officer of TETRA Technologies	58	2014	•Accounting •Finance •Leadership •Industry •International •Technology	☑	•Audit (Chair) •Corporate Governance & Nominating
Michael W. Sutherlin Independent Businessman	69	2012; 2002- 2011	•Finance •Industry •International •Leadership •Public Policy •Technology	☑	Chairman and ex-officio member of all committees	•Peabody Energy Corp. •Schnizter Steel Industries, Inc.
Attendance
Each of our current directors attended at least seventy-five percent (75%) of the applicable Board and committee meetings in 2015.
Significant Pay Actions Taken in 2015

•
Reduction in Base Salaries to NEOs. All NEOs were subject to a 5% reduction in their 2015 annual base salary in recognition of market conditions and as part of our other cash conservation initiatives. This was followed by further 2.5% reductions in 2015 and, for one NEO, in 2016. The 2016 annual base salaries of our NEOs continue at this reduced rate.

•
No Payouts under 2015 Short-Term Incentive Program. Under the terms of the 2015 Short-Term Incentive Program ("STIP"), no payouts were made to any participant because of the Corporation's negative Net Income for 2015.

•
Elimination of Certain Perquisites. In February 2015, we discontinued matching contributions for executive officers in the Company's ESSP. In April 2015, the Corporation discontinued a direct reimbursement program for executive officers for annual physical exam.

•
New PSU metrics. For the equity awards granted in December 2015, performance is measured by relative total shareholder return measured over a three-year performance period compared to a newly adopted performance peer group.

•	No Excise Tax Gross-Ups. No gross-up is provided by any existing employment agreement.
•
Revised Compensation Peer Group. We updated our compensation peer group to validate the integrity of its composition for use in compensation comparisons, eliminating several companies and adding members we believe are more comparable to our size, business, and competition for recruiting senior executive talent.

•
Voluntary Reduction in Fees Paid to Directors. In 2015, the Board of Directors implemented successive 5% and 2.5% cash compensation reductions in line with the Company's employees in the USA in recognition of market conditions and as part of our other cash conservation initiatives. The cash compensation to directors continues in 2016 at this reduced rate.

Corporate Governance Highlights
To maintain our valuable reputation, and to build on our success, we must conduct our business in a manner that is both legal and ethical, consistent with prevailing best practices. The Board believes that effective corporate governance is an integral part of our corporate culture and will enable us to achieve our long-term strategic goals. Good corporate governance is a priority at TESCO. Highlights include:

•	7 of 8 Director Nominees are Independent;	•	No Poison Pill;
•	Annual Election of All Directors;	•	No Compensation Committee Interlocks;
•	Majority Voting in Director Elections;	•	Annual Review of Key Corporate Policies and all Board Policies;
•	Independent Chairman;	•	Regular Succession Planning of Key Executive Officers and All Directors;
•	Structured Process for Board Risk Oversight;	•	Minimum equity holding requirements for Directors and Officers; and
•	Active Shareholder Outreach;	•	Prohibition on Hedging and Pledging of our Equity by Directors, Officers, and Employees.
Executive Compensation Highlights
We aim to design our executive compensation practices for our named executive officers ("NEOs") to drive performance that aligns with our shareholders' long-term interests. Highlights include:

•	Using performance-based (versus time-based) equity awards for the majority of our long-term incentive awards to our CEO and CFO.
•	Employment agreements limited to the CEO and CFO.
•	Including double-trigger change of control provisions in all NEO employment agreements.
•	No excise tax gross-ups provided in any employment agreement.
•	Reviewing at least biennially the executive compensation program design, market competitiveness, and best practices.
•	Periodically reviewing our compensation program to minimize features that may encourage undue risk-taking.
•	No re-pricing of underwater stock options.
•	Maintaining share ownership requirements for directors and senior executive officers, reinforcing our strong focus on executive stock ownership and shareholder alignment.
•	Board committees consist entirely of independent directors.
Auditors
In conformity with the Alberta Business Corporations Act, we are asking our shareholders to appoint Ernst & Young LLP as our independent registered public accounting firm for 2016.
Executive Compensation Advisory Vote
We are asking our shareholders to approve on a non-binding, advisory basis our 2015 named executive officer ("NEO") compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving the Corporation's goals of (i) attracting, retaining, and motivating executive officers who perform at a high level, (ii) aligning the executives’ interests with those of our shareholders, and (iii) encouraging short-term and long-term focus, with an emphasis on avoiding excessive risk-taking. NEO compensation reflects amounts of cash and long-term equity incentive compensation consistent with the Corporation's results and performance despite continuing market challenges impacting the natural gas and oil industry.

Executive Compensation Elements

Type	Form	Awards and Terms
Cash	•Base Salary	•Adjustments considered annually based on performance review and competitive trends.
	•Short Term Non-Equity Incentives	•Awards considered annually based on the achievement of (i) corporate financial performance objectives, and (ii) personal performance objectives.
Equity	•Restricted Stock Units	•Awards considered annually based on performance review; vest ratably over period of three years to incentivize future performance and retain talent.
	•Stock Options	•Awards considered annually based on performance review; vest ratably over period of three years to incentivize future performance and retain talent.
•Performance Stock Units
•Awards considered annually based on performance review and the achievement of long-term objectives. Performance is measured over a three-year period and cliff-vest within four months thereafter; we believe that by measuring performance over a three-year period that these awards better align our long-term performance and shareholder value creation.

Perquisites		As of April 2015, all perquisites to executive officers were discontinued.
Equity Awards to Named Executive Officers in 2015
The Corporation made its annual grant of long-term incentive awards in December 2015. The PSU awards granted in December 2015 are tied to the Corporation's performance over the three-year performance period covering the fiscal years 2016 through 2018. The Board approved all awards after considering the results of the last shareholder say-on-pay vote.
2015 Target Total Direct Compensation Mix for the Chief Executive Officer
57.8% of CEO target compensation is considered performance-based (e.g. Short-Term Non-Equity Incentives, Performance-Based Stock Units, and Stock Options).
2015 Named Executive Officer Compensation Mix
The Corporation's performance in challenging market conditions in 2015 is reflected in the compensation granted to our NEOs, as described in the "Compensation Discussion and Analysis" section of this proxy statement. Below is a table summarizing the key elements of compensation of those NEOs employed as of December 31, 2015. As previously disclosed, Mr. Dean Ferris transitioned from an employee to a consultant on November 26, 2015 and served as a consultant through December 31, 2015. For greater detail on all compensation paid in 2015, please refer to the "Summary Compensation Table" in this proxy statement.

	Salary at Year-End (*)	2015 Cash Bonus	2015 Equity Grant
Fernando R. Assing	$463,125	$—	$1,612,617
Christopher L. Boone	$324,188	$—	$593,401
Thomas B Sloan, Jr.	$194,513	$—	$307,712
Michael J. Niedermaier	$210,000	$25,000	$165,316
Michael E. Irausquin	$224,250	$25,000	$165,316
(*) Reflects the annual base salary applicable to each executive at December 31, 2015. The final salaries reflect the impact of base salary reductions taken during 2015 in line with employees managed by the NEO.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Leadership, Composition, and Independence
Our business is managed through the oversight and direction of our Board. The Board has an independent chairman (the “Chairman”), Mr. Sutherlin, with more than three-quarters of the current Board members (seven of the eight directors) being independent under the rules of The Nasdaq Stock Market (“Nasdaq”).
Members of the Board are kept informed of our business (i) through regular access to our Chairman, Chief Executive Officer, and other officers, as may be required, (ii) by reviewing materials provided to them, and (iii) by participating in meetings of the Board and its committees. Independent directors meet regularly without management representatives as further described below, under “Meetings of the Board and Committees.” Each director must disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest.

The Board separates the role of Chairman from the role of Chief Executive Officer because it believes that this currently provides the most efficient and effective leadership model for the Corporation. Our Board has reviewed the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board has determined that Ms. Robeson and Messrs. Dyment, Dielwart, Kott, Milligan, Serrano, and Sutherlin are independent directors under the rules of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), Nasdaq, and National Instrument 58-101, Disclosure of Corporate Governance Practices of the Canadian Securities Administrators (“NI 58-101”). Mr. Assing is not considered independent because he serves as the President and Chief Executive Officer of the Corporation. Our Board’s independence determinations are based on information provided by our directors and discussions among our officers, directors, and external legal advisers.

Board Committees
The standing committees of the Board are the (i) Audit Committee, (ii) Compensation Committee, and (iii) Corporate Governance and Nominating Committee. Each of these committees has a written charter approved by the Board and available on our website at www.tescocorp.com by selecting “Investors” and then “Corporate Governance.” Mr. Sutherlin periodically attends meetings of the Board committees as an ex officio member by virtue of his position as Chairman, but is not entitled to vote at such meetings.
Audit Committee
Our Audit Committee currently consists of Ms. Robeson and Messrs. Dielwart, Kott, and Serrano. Mr. Serrano serves as Chair of the Audit Committee. The Board has determined that all current members of the Audit Committee are “independent” for purposes of the Exchange Act, Nasdaq, and as that term is defined in National Instrument 52-110 Audit Committees of the Canadian Securities Administrators (“NI 52-110”). This committee’s purpose is to represent and assist the Board with overseeing the integrity of the Corporation’s accounting and financial reporting process (including related internal controls) and the audits of the Corporation's financial statements. The Audit Committee regularly reports on its activities to the Board.

Our Board has determined that Ms. Robeson and Messrs. Kott, and Serrano are each an “audit committee financial expert” as defined in the applicable rules and regulations of the Exchange Act, and all of the members of the Audit Committee are “financially literate” as that term is defined in NI 52-110. The Board has further determined that each member of the Audit Committee possesses sufficient education and background to perform his duties on the Audit Committee. Specifically:

•
Mr. Dielwart served as the chief executive officer of a Canadian publicly listed company for sixteen years during which time he had extensive experience actively supervising the finance and accounting functions and public accountants. He currently serves on the audit committee of TransAlta Corporation.

•
Mr. Kott holds an MBA degree in Finance from the Wharton Business School of the University of Pennsylvania. He is a Certified Public Accountant (inactive) and the former Senior Vice President and Chief Financial Officer of Global Marine Inc. Mr. Kott previously served on the following audit committees: NS Group (2001-2004) and Friede Goldman Halter (2002-2003).

•
Ms. Robeson holds a B.S degree in Accounting from Northwest Missouri State University. She is a Certified Public Accountant (inactive) and the former Senior Vice President and CFO of DCP Midstream Partners. Ms. Robeson currently serves on the audit committees of SM Energy Company and American Midstream Partners, LP.

•
Mr. Serrano is the chief financial officer of TETRA Technologies and of its publicly traded subsidiary, CSI Compressco L.P. He is a Certified Public Accountant (inactive) and previously served as the chief financial officer of UniversalPegasus International, Paradigm Ltd., and EGL, Inc. He has over thirty years of accounting and finance experience.

Compensation Committee
Our Compensation Committee currently consists of Messrs. Kott, Dielwart, Dyment, Milligan, and Ms. Robeson. Mr. Dielwart serves as Chair of the committee. The Board has determined that all of the directors on the committee are “independent” for purposes of the Nasdaq rules and under NI 58-101. The Compensation Committee’s purpose is to assist the Board in its oversight responsibilities relating to compensation matters, including the review and determination of compensation to be paid to executive officers and directors and the review and approval of compensation disclosure that may be required in accordance with applicable legal requirements. The Compensation Committee regularly reports on its activities to the Board.

The Compensation Committee makes determinations regarding the Corporation’s compensation policies, including: salaries, short- and long-term cash and equity incentive compensation, bonuses, and benefits. The Board has delegated authority to the committee to set compensation for the Chief Executive Officer and the other executive officers of the Corporation. The Board has further determined that each member of the Compensation Committee possesses sufficient education and background to perform his duties on the committee. Specifically:

•	Mr. Kott served in positions overseeing human resources matters for over thirty years. He has previously served on the public compensation committees of Friede Goldman Halter and NS Group.

•	Mr Dielwart served as the chief executive officer of a Canadian publicly listed company for sixteen years during which time he oversaw the management of human resources matters.

•	Mr. Dyment has overseen human resources matters as President and Chief Executive officer of Ranger Oil Limited. He currently serves on the compensation committee of Transglobe Energy Corporation.

•
Mr. Milligan has experience as Department Head of the Corporate/Commercial Department of the international law firm of Bennett Jones LLP, as well as extensive experience negotiating executive employment agreements. He has previously served on the compensation committee of Newalta Corporation.

•
Ms. Robeson has experience overseeing human resources and compensation matters as member of the executive management team of DCP Midstream Partners and her Board experience with both SM Energy Company and American Midstream Partners, LP.

For more information regarding the Corporation’s policies and procedures for the consideration and determination of executive compensation, see below under the caption “Compensation Discussion & Analysis.”

Corporate Governance and Nominating Committee ("CGN Committee")
The CGN Committee consists of Messrs. Milligan, Dyment, and Serrano. Mr. Milligan serves as the Chair of the committee. The Board has determined that all of the committee members are “independent” for purposes of the Nasdaq rules and under NI 58-101.

The committee’s purpose is to develop and review the Corporation’s approach to corporate governance and make recommendations to the Board in respect of such matters. The committee is also charged with identifying and recommending qualified Board candidates. The CGN Committee regularly reports to the Board on its activities.

Meetings of the Board and Committees
The independent directors hold at least four regularly scheduled meetings each year which the non-independent directors and members of management do not attend. In 2015, the independent directors held six (6) such meetings. Each committee also meets in the absence of management representatives at least four times per year. During 2015, each director standing for re-election attended at least seventy-five percent (75%) of the combined applicable Board meetings and committee meetings.
The Board's Director Attendance Policy states that a director is expected to spend the time and effort necessary to properly discharge such director's responsibilities. Accordingly, a director is expected to regularly attend, in person if at all practicable, meetings of the Board and committees on which such director sits, with the understanding that on occasion a director may by unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting. In keeping with our corporate governance principles, the Director Attendance Policy also stipulates that directors are expected to attend the annual general meeting in person. If a director is unable to attend the annual general meeting, he is expected to provide advance notice to the Chairman. Seven of the eight directors serving at that time attended in person the 2015 annual general meeting of shareholders.

		Committees
	Board	Audit	Compensation	CGN
Meetings held in 2015	6	8	5	5

Directors	Cumulative Attendance (%)
Michael W. Sutherlin[1]	100%
John P. Dielwart	100%
Fred J. Dyment	100%
Gary L. Kott	100%
R. Vance Milligan, Q.C., ICD.D	100%
Rose Robeson	100%
Elijio V. Serrano	100%
Julio M. Quintana[2]	67%
Fernando R. Assing[3]	100%

(1)
As Chairman of the Board, Mr. Sutherlin periodically attended meetings of the committees in ex-officio status. Mr. Sutherlin's attendance at those meetings is not recorded here as he is not a voting member of those committees.

(2)	Mr. Quintana served on our Board until his retirement at the 2015 annual general meeting on May 9, 2015. He was absent for one of three 2015 Board meetings before his retirement.

(3)	As the Corporation’s Chief Executive Officer, Mr. Assing periodically attends meetings of the Board’s committees at their invitation. Only Mr. Assing's Board meeting attendance is reflected here.

Other Public Company Directorships
Several of our directors are also directors of other reporting issuers (or the equivalent) in the United States and Canada. Current directorships, and directorships held within the last five years, are disclosed with each director’s biographical information on the preceding and the following pages. As per the Board's Outside Commitments Policy, directors are encouraged to limit the number of other boards on which they serve, having regard to Corporation's Director Attendance Policy and their effective participation in Board and committee meetings. Directors must notify the Chair of the CGN Committee in a timely fashion before accepting an invitation to serve on the board of directors of another company or equivalent entity (excluding charitable organizations). Directors are expected to act in accordance with the CGN Committee's recommendation. In the event the Chair of the CGN Committee wishes to accept an invitation to serve on the board of directors of another company, he must seek the approval of the Chairman of the Board.

Charter of the Board
A copy is available on our website at www.tescocorp.com by selecting “Investors,” then “Corporate Governance.”
Position Descriptions
The Board has adopted position descriptions for the Board Chairman and the Chair of each of the Audit Committee, Compensation Committee, and CGN Committee. The primary role of the Chair of each committee is to ensure that each committee is organized properly, functions effectively, and meets its obligations and responsibilities. The Chair of the Audit Committee also maintains on-going communications with the Corporation’s independent auditors in order to lead the committee in performing its oversight and other audit-related functions. The Board has also adopted a position description for the Chief Executive Officer.
Orientation and Continuing Education
The Corporate Governance and Nominating Committee oversees an orientation and education program for new directors and encourages and provides support for participation in ongoing educational opportunities for all directors. The objectives of the program are to ensure that new directors understand the role of the Board, its committees, and the contributions individual directors are expected to make to the operation of the Corporation’s affairs. The Corporation's orientation of new directors involves (i) the distribution and presentation of the Corporation's policies, (ii) private sessions with senior management, (iii) discussions of and hands-on training for the resources available to the new director, and, (iv) visits to our facilities.
The Board's Continuing Education Policy encourages directors to pursue continuing education opportunities to maintain or enhance their skills as directors. Directors are encouraged to attend such education programs, as they deem appropriate, to stay abreast of developments relevant to their responsibilities. TESCO's Legal Department maintains a list of upcoming director education opportunities which it periodically distributes to the directors. In order to encourage continuing director education, we reimburse the reasonable cost of duly requested continuing education events and related travel, accommodations, and meals. Under the Board's Continuing Education Policy, requests to attend continuing education programs are submitted to the Chair of the CGN Committee for prior approval or, in the instance the request is made by the Chair of that committee, to the Chairman for approval.

Risk Oversight
The Corporation places a high level of importance on addressing, pre-empting, and managing those matters which may present a significant risk to the Corporation. The Board is updated regularly on tax and accounting matters, the status of certain litigation and claims, governmental and corporate compliance regulations and programs, quality controls, safety performance, operational issues, and financial issues. The Board frequently discusses these matters in detail in order to adequately assess and determine the Corporation's potential vulnerability and consider appropriate risk management strategies when necessary. Management makes periodic presentations to the Board of the perceived top ten risks, as ranked by potential impact and likelihood of occurrence, and discusses its efforts to manage and mitigate such risks. The Board further considers and directs management to act upon enterprise risk management review and analysis which is typically presented in the latter half of each year.
Ethics and Compliance Program
The Board has endorsed an Ethics and Compliance Program, which is operated by certain officers of the Corporation responsible for managing the Corporation’s various compliance obligations and who report periodically to the Board, the Audit Committee, or the CGN Committee. The Board has also adopted a formal Code of Business Conduct and Ethics (the “Code”), which applies to all directors, officers, employees, and certain other individuals. A copy of the Code is available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov, as Exhibit 14 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015, and on the Corporation’s website at www.tescocorp.com by selecting “Investors,” then “Corporate Governance.” The Corporate Governance and Nominating Committee reviews the Code annually and, when it deems appropriate, recommends changes to the Board.
Under the Code, TESCO personnel with knowledge or suspicion of a violation of applicable laws, regulations, the Code, or TESCO's other related policies are obliged to immediately report such perceived violations. If the alleged violation involves actions by directors or executive officers prohibited by the Code, this must be reported to the Audit Committee. The Audit Committee must then take prompt, appropriate action necessary to investigate the allegation. If the Audit Committee determines that a violation of the Code has occurred, the Audit Committee must report such determination to the Board. Upon receipt, the Board will take such preventative or disciplinary action as deemed appropriate including, but not limited to, reassignment, demotion, dismissal, or notification to the appropriate governmental authorities. For further information, including how reporting and enforcement of actions by other TESCO personnel are addressed, please see our Code which is available to you as described above. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K and applicable Nasdaq rules regarding amendments to or waivers of our Code by posting this information on our Internet website at www.tescocorp.com.

The Board has reviewed and approved a Public Disclosure Policy for the Corporation in order to promote consistent disclosure practices aimed at informative, timely, and broadly disseminated disclosure of material information to the market, in accordance with applicable securities legislation. Under our Whistleblower Policy, individuals can anonymously report on complaints relating to accounting, internal accounting controls, financial reporting, and auditing matters directly to the Chair of the Audit Committee and the Corporate Secretary. If, after consultation with the Corporate Secretary and appropriate investigation, the Chair of the Audit Committee determines that further action is necessary, he may coordinate with management, coordinate with the Audit Committee, or report the matter directly to the Board.

Director Selection Process
The CGN Committee has not established any specific minimum qualifications for membership on our Board. Rather, the committee will generally consider all relevant factors, which includes independence, experience, diversity, leadership, quality of character, and reputation. Further, the committee considers the citizenship and legal residency of candidates as, under the Alberta Business Corporations Act, at least twenty-five percent (25%) of the Board's directors and members of its committees are required to be "resident Canadians."
The composition and size of the Board are reviewed annually. The committee assesses the qualities and skills represented on the current Board and seeks to identify skill sets that may enhance Board performance. Upon the departure of a director, the CGN Committee considers the skill set of the departing director when assessing the desirable criteria of potential director candidates.
The CGN Committee uses its available network of contacts when compiling a list of potential director candidates and may also engage outside consultants when appropriate. The committee may also consider potential director candidates recommended by shareholders and other parties. All potential director candidates are evaluated based on the above criteria in the context of the current Board members' skills sets. Because the committee makes no distinction in its evaluation of candidates based on whether such candidates are recommended by shareholders or other parties, no formal policy or procedure has been established for the special consideration of director candidates recommended by shareholders.

Board and Committee Assessments
The CGN Committee is responsible for making annual assessments and reporting to the Board the overall performance, effectiveness, and contribution of the Board, each committee, the Chairman, each committee Chair, and each director. The committee oversees an annual assessment process, which includes written questionnaires and confidential discussions between the committee Chair and directors. The committee reviews these elements and the size, mix of experience, and skills of Board members. The objective of the assessment is to ensure continued Board effectiveness in the execution of its responsibilities. In addition to any other matters the committee deems relevant, the assessments consider, in the case of the Board or a committee, the applicable charter as well as the competencies and skills each individual director is expected to bring to the Board and its committees.
Compensation Committee Interlocks and Insider Participation
We do not have any compensation committee interlocks as that term is defined by SEC rules and regulations. None of the Compensation Committee members or any of our executive officers serve as a board member or any compensation committee member of any entity that has one or more executive officers serving as a member of our Board.
Succession Planning
The Board and the Corporate Governance and Nominating Committee are actively engaged in talent management. The Board and the CGN Committee review TESCO's personnel strategy in support of its business strategy at least annually. This includes a detailed discussion of our leadership bench and succession plans, with a particular focus on key senior officer positions.

Certain Relationships and Related Transactions
No director, proposed director or executive officer of the Corporation or a subsidiary of the Corporation and no person who beneficially owns, or controls or directs, directly or indirectly, more than ten percent of the outstanding Common Shares (collectively, an “Informed Person”) and no proposed director of the Corporation or any associate or affiliate of any Informed Person or proposed director, had any material interest, direct or indirect, in any transaction since January 1, 2015 or in any proposed transaction that materially affects or would materially affect the Corporation or any of its subsidiaries.
Our Code provides that employees are to avoid situations or activities where their personal interests are, or may appear to be, in competition with or in opposition to TESCO’s interests. Employees are directed to disclose any potential conflicts of interest to a member of the executive management team. More specifically, employees may not engage, on TESCO’s behalf, in any transaction with a business in which the employee or a family member has an interest unless the employee has prior written approval from the executive management team or, if the employee is an officer or a director of TESCO, the Audit Committee of the Board.
We transact business with companies with which certain of our Directors are affiliated. All transactions with these companies are on terms competitive with other third party vendors and customers, and none of these transactions in 2015 were material either to us or any of these companies.

Shareholder Communication with our Board
Shareholders may communicate with our Board by writing to Tesco Corporation, 11330 Clay Road, Suite 350, Houston, Texas, United States 77041, Attention: Corporate Secretary. All correspondence will be forwarded to the Chairman, except for mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Shareholders wishing to recommend candidates for the Board may communicate with the CGN Committee at the same address. Certain correspondence, such as product-related inquiries, may be forwarded elsewhere within the Corporation for review and possible response.
Shareholder Proposals
Any shareholder proposal to be presented in these proxy materials must have been received at our principal offices and addressed to our Corporate Secretary no later than December 11, 2015. Under our bylaws, in order to be presented at the Meeting a shareholder proposal must be received by the Corporate Secretary not less than sixty (60) days and not more than ninety (90) days prior to May 12, 2016.
Shareholder Proposals for Inclusion in 2017 Proxy Statement
To be eligible for inclusion in the proxy statement for our 2017 Annual Meeting, shareholder proposals must be received by the our Corporate Secretary no later than the close of business on November 16, 2016. Proposals should be sent to the Board of Directors, c/o Corporate Secretary, Tesco Corporation at our principal executive offices located at 11330 Clay Road, Suite 350, Houston, Texas, United States 77041.

Shareholder Director Nominations and Other Shareholder Proposals for the 2017 Annual Meeting
Under our bylaws, written notice of shareholder nominations to the Board of Directors and any other business proposed by a shareholder that is not to be included in the proxy statement must be delivered to the Corporation's Secretary not less than 60 nor more than 90 days prior to the anniversary of the preceding year's annual meeting. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2017 Annual Meeting must deliver a written notice (containing the information specified in our bylaws regarding the shareholder and the proposed action) to the Corporation's Secretary between February 4, 2017 and March 6, 2017. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise shareholders how management intends to vote. A shareholder seeking to nominate a director for election at a special meeting of shareholders where the election of directors is properly on the agenda must give advance written notice to the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of: (1) the sixtieth (60th) day prior to such special meeting; or (2) the tenth (10th) day following the day on which the Corporation first publicly announces the date of such special meeting.

EXECUTIVE OFFICERS
The following persons are our executive officers as of March 15, 2016. The executive officers serve at the pleasure of the Board. None of the executive officers, directors, or nominees has any family relationship with another.

Name	Age	Title	Biography
Fernando R. Assing	50	President, Chief Executive Officer, and Director	For a description of the business experience of Mr. Assing, see the “Election of Directors” section of this proxy statement.
Christopher L. Boone	47	Senior Vice President and Chief Financial Officer
Mr. Christopher L. Boone was appointed our Senior Vice President, Chief Financial Officer, and Principal Accounting Officer effective January 1, 2014. Mr. Boone held the position of Principal Accounting Officer until February 24, 2015 when Mr. Sloan was appointed as an executive officer of the Corporation. Prior to joining TESCO, Mr. Boone served as Vice President and Chief Financial Officer of Lufkin Industries between May 2008 and June 2013, thereafter continuing his employment with Lufkin Industries until the end of 2013.

Thomas B Sloan, Jr.	49	Vice President, Corporate Controller, and Principal Accounting Officer
Mr. Thomas Sloan was appointed our Vice President and Principal Accounting Officer effective February 24, 2015. Prior thereto, Mr. Sloan served as Vice President and Corporate Controller of Tesco Corporation (US) since May 2014. Prior to joining the organization, Mr. Sloan was Vice President and Corporate Controller of Ocean Rig from October 2012 until July 2013, Regional Finance Manager of Ocean Rig from November 2011 until September 2012, and served as Director of Finance and Administration ENSCO PLC (formerly Pride International) from July 2008 until November 2011. Mr. Sloan is a certified public accountant and has earned a BBA from The University of Notre Dame and an MBA from the University of Texas.

Michael J. Niedermaier	40	Vice President, Eastern Hemisphere
Mr. Niedermaier has served as Vice President, Eastern Hemisphere, Tesco Canada International Inc. since September 2015. He previously held other positions including Vice President, APBU (September 2013- August 2015), Tubular Services Manager, NABU (December 2012-August 2013), Tubular Services Manager, APBU (March 2011-November 2012), Tubular Services Manager, NABU (January 2010-February 2011), and Tubular Services Manager, Canada (May 2007-December 2009). Mr. Niedermaier has over twenty-two years of domestic and international experience from field to executive management. Prior to joining TESCO in 2007, Mr. Niedermaier worked for a number of drilling and independent services companies in Canada.

Name	Age	Title	Biography
Michael E. Irausquin	42	Vice President, Western Hemisphere
Mr. Irausquin has served as Vice President, Western Hemisphere, Tesco Canada International Inc. since October 2015. He previously held other positions including Vice President, LABU (October 2013- September 2015), Vice President, APBU (October 2011-2013), and Top Drive Business Manager, North America (August 2010-September 2011). Prior to joining TESCO, Mr. Irausquin worked in various roles for Schlumberger Ltd. between August 2004 and July 2010. He received Bachelor’s Degree in Electronics Engineering from Universidad Rafael Bellos, Maracaibo, Venezuela.

Darko Ulakovic	51	Vice President, Products
Mr. Darko Ulakovic has served as our Vice President, Products Manufacturing and General Manager, TESCO Manufacturing Facility since May 2014, and as Vice President, Manufacturing and General Manager, TESCO Manufacturing Facility from December 2012 until May 2014. Prior to serving as a vice president, Mr. Ulakovic worked for us as Director, Project Management from August 2012 until December 2012. Prior to joining the Corporation, Mr. Ulakovic was an employee of Com Dev Ltd., a manufacturer of systems and subsystems for the aerospace industry, between March 1996 and June 2011. In his last position at Com Dev, he served as Director, Project Management from April 2006 to June 2011.

Nicholas Mawford	38	Vice President, Tubular Services, Tesco Corporation (US)
Mr. Mawford has served as Vice President, Tubular Services, Tesco Corporation (US) since September 2011. He previously held other positions including Vice President, Europe and Russia (October 2009- August 2011), and Middle East Casing Drilling and Tubular Services Product Line Manager (October 2007-September 2009). Mr. Mawford has over 17 years of domestic and international experience from field to executive management. He earned a HNC degree in Mechanical and Electronic Engineering from Great Yarmouth College.

Roy E. McNiven	36	Vice President, AMSS & Rentals, Tesco Corporation (US)
Mr. McNiven has served as Vice President, Aftermarket Sales & Services, Rentals, and Global Supply Chain, Tesco Corporation (US) since November 2014. He previously held other positions including Global Director, Aftermarket Sales & Service (June 2010- November 2014), Manager, Top Drive Equipment Product Line, Tesco Canada International (Middle East) FZE (November 2008-June 2010), Manager, Aftermarket Sales and Service Tesco Canada International (Middle East) FZE (August 2007-November 2008), and various other roles since joining the organization in June 2005. Mr. McNiven has over a decade of domestic and international experience from field to executive management. Mr. McNiven earned a post baccalaureate diploma in management from Athabasca University and is in the process of completing an Executive MBA program at the same university. Mr. McNiven is an accredited journeyman electrician.

Douglas C. Greening	46	Vice President, Research and Engineering, Tesco Canada International Inc.
Mr. Greening has served as Vice President, Engineering of Tesco Canada International Inc., a subsidiary, since October 2014. From October 2011 to October 2014, Mr. Greening served as Director of Research and Development and as a Lead Mechanical Engineer from December 2010 until October 2011. Prior to joining TESCO, Mr. Greening served as a senior mechanical engineer at Compressor Products International. Mr. Greening earned a bachelor’s degree of Mechanical Engineering degree from the University of Saskatchewan. He is a member of the Association of Professional Engineers and Geoscientists of Alberta (APEGA). Mr. Greening has over twenty-three years of engineering experience, is the holder of several patents, and actively participates in the new product development process at the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are TESCO employees do not receive compensation for serving on the Board of Directors. The compensation earned by our non-employee directors for the fiscal year ending December 31, 2015 is outlined below. All compensation listed throughout the charts below reflect a 5% decrease implemented in the first through third quarters and an additional 2.5% decrease in the fourth quarter for a year-over-year reduction of 7.375%.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Michael W. Sutherlin (3)	147,180	140,580	287,760
John P. Dielwart	78,797	106,500	185,297
Fred J. Dyment	76,501	106,500	183,001
Gary L. Kott	75,050	106,500	181,550
R. Vance Milligan, Q.C., ICD.D	74,507	106,500	181,007
Julio M. Quintana(4)	18,470	—	18,470
Rose M. Robeson	16,511	106,500	123,011
Elijio V. Serrano	82,102	106,500	188,602

(1)	Represents annual retainer for serving as a non-employee Director of $42,482 and meeting fees earned in 2015.

(2)	Column reflects the fair value of RSUs awarded in 2015 calculated in accordance with FASB ASC Topic 718.

(3)	Mr. Sutherlin received an additional $34,080 in long-term incentive awards for his position as Chairman.

(4)	Mr. Quintana concluded his Board term on May 12, 2015 and did not seek re-election.

In addition to the annual retainer for all non-employee directors, the following positions received retainers in 2015:

Position	2015 Position Retainer
Non-Executive Chairman	$66,084
Chair of the Audit Committee	$16,993
Chair of the Compensation Committee	$14,161
Chair of the Corporate Governance Committee	$9,441
Non-employee directors received the following compensation for their attendance to a Board or committee meeting:

	Q1-Q3	Q4
Personal Attendance	$1,900	$1,853
Telephone Attendance	$950	$926

Directors are reimbursed for their reasonable travel expenses incurred to attend meetings in person. The non-employee directors do not receive any cash compensation other than that described by this paragraph. Under our bylaws, TESCO may not make any personal loan or extend credit to any director or officer.

Directors are entitled to participate in TESCO’s Incentive Plan. RSUs and stock options both vest in three annual installments and the stock options expire seven years from the date of grant. Unvested incentive awards granted to a non-employee director will vest automatically upon any change of control (as defined in the Incentive Plan), or upon the death, disability, retirement, voluntary refusal to stand for reelection, or any other change in such non-employee director’s status other than removal of such director by shareholder action.

In 2015, only RSUs were awarded to non-employee directors and stock options are not currently planned to be a part of future equity compensation for non-employee directors. The following table shows the aggregate number of options awards outstanding as of December 31, 2015.

Non-Employee Director Option Awards

Name	Aggregate Number of Option Awards Outstanding as of December 31, 2015 (#)
Michael W. Sutherlin	22,900	(*)
John P. Dielwart	6,000
Fred J. Dyment	35,800
Gary L. Kott	35,800
R. Vance Milligan, Q.C., ICD.D	35,800
Julio M. Quintana	195,200
Rose M. Robeson	—
Elijio V. Serrano	6,000
*Misreported the aggregate number last year as 20,700. The aggregate figure failed to include the options awarded in 2014 as disclosed in the table.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis

Executive Compensation Program Structure: Objectives and Methods
As the Compensation Committee and the Board consider executive compensation matters, they do so with regard to the Corporation's most recent advisory vote on say-on-pay by shareholders. We design our executive compensation program to drive the creation of long-term shareholder value by tying a significant portion of compensation to the achievement of performance goals that promote the creation of shareholder value. The following is our approach to achieving these objectives:

Pay for Performance
We provide a strong relationship of pay to performance through (a) performance-based bonuses tied to the achievement of financial and other performance factors, and (b) equity awards that deliver value based on stock price performance and, for performance stock units ("PSUs"), vesting dependent total shareholder returns over a three-year period compared to a peer group.

Compensation Mix
We provide a mix of variable and fixed compensation that (a) is significantly weighted towards variable, performance-based compensation for executives and (b) offers short-term (annual performance-based bonus) and longer-term performance measures (equity awards) to align the executives with shareholders.

Competitive Compensation	We consider the compensation levels and practices of peer companies as a factor in making compensation decisions.
Significant Pay Actions Taken in 2015

•
Reduction in Base Salaries to NEOs. All NEOs were subject to a 5% reduction in their 2015 annual base salary in recognition of market conditions and as part of our other cash conservation initiatives. This was followed by further 2.5% reductions in 2015 and, for one NEO, in 2016. The 2016 annual base salaries of our NEOs continue at this reduced rate.

•
No Payouts under 2015 Short-Term Incentive Program. Under the terms of the 2015 Short-Term Incentive Program ("STIP"), no payouts were made to any participant because of the Corporation's negative Net Income for 2015.

•
Elimination of Certain Perquisites. In February 2015, we discontinued matching contributions for executive officers in the Company's ESSP. In April 2015, the Corporation discontinued a direct reimbursement program for executive officers for annual physical exam.

•
New PSU metrics. For the equity awards granted in December 2015, performance is measured by relative total shareholder return measured over a three-year performance period compared to a newly adopted performance peer group.

•	No Excise Tax Gross-Ups. No gross-up is provided by any existing employment agreement.
•
Revised Compensation Peer Group. We updated our compensation peer group to validate the integrity of its composition for use in compensation comparisons, eliminating several companies and adding members we believe are more comparable to our size, business, and competition for recruiting senior executive talent.

•
Voluntary Reduction in Fees Paid to Directors. In 2015, the Board of Directors implemented successive 5% and 2.5% cash compensation reductions in line with the Company's employees in the USA in recognition of market conditions and as part of our other cash conservation initiatives. The cash compensation to directors continues in 2016 at this reduced rate.

Overview of Executive Compensation Process
TESCO’s Board has delegated responsibility and authority to the Compensation Committee (hereinafter in this section, the "Committee") for setting the compensation of the Chief Executive Officer and the other executive officers of the Corporation.  The Board has also granted discretionary authority to the Committee to set compensation, including authority to approve awards under our Amended and Restated 2005 Incentive Plan (the “Incentive Plan”), for all other directors, officers, and employees.
The Committee is also responsible for

•	reviewing the design and competitiveness of our compensation and benefits programs, and

•	evaluating, at least annually, the compensation packages for executive officers.

The Committee considers a number of factors in making compensation determinations or recommendations, including the knowledge and experience of the individual, the individual’s performance, and the importance of the individual’s position and career path to the achievement of TESCO's financial and operational goals. The Committee has periodically engaged Mercer Human Resource Consulting (“Mercer”) since September 2005 as its direct, independent, outside consultant. The Committee has assessed the independence of Mercer and concluded that no conflict of interest exists that would prevent Mercer from independently representing the Committee.

The Committee has relied upon Mercer to provide specific advice concerning (i) the composition of the Corporation's peer groups, compensation philosophy, competitive pay analysis, and Incentive Plan design for officer and director positions and (ii) compensation market trends and issues. During its engagement, Mercer has participated in Committee meetings and reported data pertaining to compensation policy and design for officers and directors. In 2015, Mercer advised the Committee (i) as it considered changes to the compensation program for senior executive officers and non-employee directors in light of deteriorating industry conditions, and (ii) on the development of a replacement long-term equity incentive plan to replace our current plan that expires in 2017. Our management did not direct Mercer’s activities but did provide information to Mercer and made itself available for interviews. The decisions made by the Committee may reflect factors and considerations other than the information and recommendations provided by Mercer. Under corporate policy and the Committee charter, management must seek the pre-approval of the Committee to retain Mercer or its affiliates for any services.
The Committee leads an annual performance evaluation of the Chief Executive Officer, typically in the first quarter of each year. The Chair of the Corporate Governance and Nominating Committee crafts a confidential survey and distributes that survey to each independent director. The results of the survey and an analysis of the Corporation's financial performance are compiled into a report by the Chair of the Committee that is discussed at a meeting of the independent directors. Following such meeting, a representative of the Board, usually the Board Chairman, communicates the evaluation results to the Chief Executive Officer.

In addition to considering Mercer's advice, the Committee also considers the advice of our Chief Executive Officer, concerning executive officers and key employees other than himself. Specifically, the Chief Executive Officer reviews the performance of each executive officer other than himself. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Board and the Committee can exercise discretion in setting compensation or modifying any recommended adjustments or awards to executives. No such discretion was exercised by the Board or the Committee in 2016.

The Committee made its salary determinations for 2016 in the fourth quarter of 2015 and its 2016 short-term incentive compensation plan determinations early in the first quarter of 2016 . The Committee anticipates returning to a schedule of addressing both issues in the fourth quarter in future years. Long-term equity incentive program determinations are typically made in the fourth quarter of each year.

Shareholder Advisory Vote on Executive Compensation
We conducted an advisory vote on executive compensation last year at our 2015 Annual Meeting of Shareholders. While this vote is not binding on the Committee or the Board of Directors, the Committee values the opinions of our shareholders on executive compensation matters. Based upon the Scrutineer's report, the advisory vote on executive compensation received the favorable support of 98% of the votes cast thereon. The Committee evaluated the results of the 2015 advisory vote together with the other factors and data discussed in this Compensation Discussion and Analysis section in determining our executive compensation program. The Committee considered the vote results and. in light of the strong support from our shareholders, did not make any significant changes to our executive compensation program solely as a result of the 2015 advisory vote. In response to the majority of the votes cast for an advisory vote on executive compensation every year at our 2011 Annual Meeting of Shareholders, we determined that an advisory vote on executive compensation would be conducted annually until we hold the next advisory vote on the frequency of the advisory votes on executive compensation next year, at our 2017 Annual Meeting of Shareholders.

Compensation Peer Group
The Committee believes that the features of TESCO's overall compensation structure, policies, and practices should typically be consistent for all executive officers. As part of seeking this consistency, the Committee uses, among other tools, a group of peer companies selected by the committee to evaluate TESCO’s executive compensation.
The peer group used for establishing compensation structure, policies, and practices consists of companies that have:

•	Operations in the upstream oilfield services, oilfield equipment, and oilfield drilling sectors;

•	Global presence or operations;

•	Shares publicly traded in the United States; and

•	Comparable recent fiscal year revenues and/or market capitalization between 50% and 200% of the Corporation.

The Committee reviews the peer group at least annually as well as periodically when it believes an update is appropriate due to market changes or industry consolidation. Mercer, with input from the Committee and management, assembles an initial list of potential peer companies. The Committee selects a group which it considers the Corporation to be as near as reasonably possible to median along those metrics above, having regard for the cyclical and volatile nature of the oilfield service and equipment sector, as well as the fact that the Corporation is among the smallest publicly-traded global companies in its industry.

2015 Compensation Peer Group
Basic Energy Services (NYSE: BAS)	Newpark Resources (NYSE: NR)
Flotek Industries (NYSE: FTK)	Parker Drilling (NYSE: PKD)
Gulf Island Fabrication (NASDAQ: GIFI)	Pioneer Energy Services Corp. (NYSE: PES)
Gulfmark Offshore (NYSE: GLF)	TETRA Technologies (NYSE: TTI)
Hornbeck Offshore Services (NYSE: HOS)	Vantage Drilling (NYSE: VTG)
ION Geophysical (NYSE: IO)

In October 2015, the Compensation Committee reviewed the 2015 peer group in light of the deterioration of industry drilling activities. With input from Mercer, the Committee considered a slate of alternative members with an aim of selecting a group of fourteen members. This review led to the removal of (i) ION Geophysical because its business operations were deemed dissimilar to TESCO and because its market value fell below the targeted range, and (ii) Vantage Drilling because its market capitalization fell below the targeted range and its delisting from the NYSE. The Committee chose to add CARBO Ceramics, Dril-Quip, Inc., Helix Energy Solutions Group, Inc., RigNet, Inc. and Unit Corporation. The new additions were determined to have similar operations to ours, to meet the size parameters for market capitalization and revenues, all operate in the oil and gas drilling and/or oilfield services/equipment industries, and compete with us in recruiting management-level personnel.

2016 Compensation Peer Group
Basic Energy Services (NYSE: BAS)	Hornbeck Offshore Services (NYSE: HOS)
CARBO Ceramics Inc. (NYSE: CRR)	Newpark Resources (NYSE: NR)
Dril-Quip, Inc. (NYSE: DRQ)	Parker Drilling (NYSE: PKD)
Flotek Industries (NYSE: FTK)	Pioneer Energy Services Corp. (NYSE: PES)
Gulf Island Fabrication (NASDAQ: GIFI)	RigNet, Inc. (NASDAQ: RNET)
Gulfmark Offshore (NYSE: GLF)	TETRA Technologies (NYSE: TTI)
Helix Energy Solutions Group, Inc. (NYSE: HLX)	Unit Corporation (NYSE: UNT)

Philosophy and Objectives
Compensation levels reflect the Committee’s recognition that we compete with many larger companies to recruit top executive-level talent. We believe that shareholder interests are best served by attracting, retaining, and motivating top quality management personnel, especially executive officers. By offering competitive compensation packages that maintain an appropriate relationship between executive pay and the creation of shareholder value, we believe that we align the interests of our executive officers with those of our shareholders. To that end, in establishing executive compensation, we attempt to integrate the following principles in the design of the compensation packages that we offer to our executives:

•	annual base cash compensation at a level making us competitive with our peers in the energy services and equipment industry;

•	annual cash bonuses to motivate and recognize the achievement of short-term objectives; and

•
equity-based incentive awards (which to date have been in the form of stock options, RSUs, and PSUs for executives) to motivate the achievement of financial objectives and ensure that management has a continuing stake in (i) our long-term success, (ii) our long-term objective of growth through innovative technology, and (iii) our medium- and long-term goals of creating value for our shareholders. These awards are further intended to serve as a retention tool for our key executives and employees.

TESCO’s objective in setting executive compensation is the creation of incentives to reward management performance that leads to increasing shareholder value while exercising appropriate risk management. Shareholder value is a broad concept that includes not only quantitative factors such as stock price, earnings per share, return on capital employed, and dividends but also qualitative factors such as successful development and commercialization of key technologies that are expected to enhance long-term corporate value. As a result, management compensation may be tied to both financial and non-financial measures. Risk management means ensuring that we have a strategy for sustainable growth. The Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking and believes that it does not. Long-term equity awards tied to our stock price are a significant portion of NEO compensation. Because the awards are staggered and subject to long-term vesting schedules, the Committee believes our NEOs are appropriately incentivized to create sustainable shareholder value. In considering the mix of compensation elements, the Committee considers both the amount and form of the compensation. The Committee seeks to achieve the appropriate balance between immediate cash rewards and long-term financial incentives for the achievement of both annual and long-term financial and non-financial objectives.

Depending on TESCO’s and an individual executive’s performance, the Committee expects (i) that base salary would generally be below or at a median level in comparison to the peer group, (ii) that bonus compensation would be at a median level with the opportunity to earn up to the 75th percentile (compared with the peer group) for above target performance, and (iii) that long-term equity-based incentives would be competitively positioned relative to comparable roles in the market. The Committee believes that the opportunity to award top performers with a combination of higher than median performance-based cash bonuses and long-term equity-based incentives will appropriately incentivize our executive officers to achieve—and exceed—our financial and operational objectives. Messrs. Assing, Boone, and Ferris last had their compensation compared to the applicable peer group in November 2014 for the purposes of aligning the 2015 base salaries withe median pay of our peer group at that time.

The mix of compensation elements for other officers, managers, and employees will depend on the level of the position. However, the final mix of base salary, annual bonus, and long term equity-based incentives is not set solely by reference to peer group measurements. Regular meetings of the Board and the Compensation Committee are scheduled in advance and Committee meetings generally precede Board meetings. The Committee may review or adjust compensation, or make awards, at any time during the year in response to new appointments, promotions, or for other reasons.

2015 Total Direct Compensation
The following table sets forth the elements of total direct compensation for our NEOs in fiscal 2015 and the objectives and key features of each element.

Compensation Type		Pay Element	Objectives and Key Features
Fixed	Cash Compensation	Base Salary
Objectives: The Committee sets salaries to reflect job responsibilities and to provide competitive fixed pay to balance performance-based risks, aiming to be at or below median for the compensation peer group.

Key Features: (i) Minimum salaries set forth in employment agreements with Messrs. Assing and Boone only; (ii) Committee discretion to adjust annually based on changes in experience, nature, and responsibility of the position, competitive considerations, CEO recommendation (except his own salary). Messrs. Irausquin and Niedermaier's 2015 base salaries were not set by the Committee as they were not identified as executive officers until December 2015.

Variable		Short-Term Cash Performance Bonus
Objectives: The Committee structures the bonus program to incentivize performance at the high-end of ranges for financial performance, QHSE performance, and other objectives from time to time to drive meaningful growth over a calendar year. The Committee believes that incentivizing performance in this manner will lead to long-term, sustainable gains in shareholder value.

Key Features: Target bonus for each NEO set by Committee early in the fiscal year in light of employment agreement provisions for Messrs. Assing and Boone, competitive considerations, CEO recommendation (except his own target), other factors the Committee deems appropriate.

Targets for awards to the NEOs (based on award value): 90% of target determined by performance against financial performance ranges established early in the fiscal year and 10% of target determined by Committee's assessment of other performance objectives established early in the fiscal year. There were no payouts for 2015.

	Equity Compensation	Equity Awards Generally
Objectives: The Committee structures equity awards to directly reward long-term gains in shareholder value. Equity awards carry vesting terms that extend up to three years and include performance stock units whose value depends on relative total shareholder return compared to a newly adopted performance peer group. These awards provide incentives to create and sustain long-term growth in shareholder value.

Key Features: Combined value of options, performance stock units, and time-based restricted stock units determined by Committee in light of competitive market conditions, evaluation of executive's performance and CEO recommendation (except for his own award). Allocation of awards for CEO and CFO (based on award value): 50% performance stock units, 30% time-vesting restricted stock units, and 20% options. Allocation of awards for other NEOs (based on award value): 40% performance stock units, 40% time-vesting restricted stock units, and 20% options.

		Stock Option Awards	Key Features: Exercise price equal to average of the high and low trading prices on day of award.
No option re-pricing without shareholder approval
7-year term
Vest 1/3 per year commencing on the grant anniversary
		Performance-Based Restricted Stock Units	Key Features: Performance-based units granted December 2015 reward executives only if specified financial performance measures are met.
Subject to performance tests, units vest within a quarter of the end of the three-year performance period that begins January 1, 2016 and ends December 31, 2018.*
Awards vest based on Total Shareholder Return relative to the performance peer group described below. No units vest if performance is below 25% of the Target.
		Time-Based Restricted Stock Units	Key Features: 1/3 vest each year on the grant anniversary.
* Units awarded in prior years had performance tests described in our prior proxy statements.

Base Salary. The effective 2015 base salaries paid to our NEOs in 2015 are shown below, under “Summary Compensation Table.” In setting the NEOs' 2015 base salaries, the Committee last reviewed peer group data prepared by Mercer in November 2014 and believes that NEO base salary compensation was competitive in 2015. At that time, the Committee approved increases in base salaries for the following individuals: (i) Mr. Assing's 2015 base salary was raised immediately due to his appointment to President and Chief Executive Officer in December 2014, (ii) Mr. Boone's and Mr. Ferris's 2015 base salaries were raised to bring them in line with the median of the compensation peer group for their respective roles, effective March 1, 2015.

Following the approval of the 2015 base salaries in the fourth quarter of 2014, all of the NEOs participated in successive 5% and then 2.5% salary reductions in line with the th employees they managed, except Mr. Niedermaier took the 5% reduction in 2015 but the 2.5% reduction in February 2016 in line with the employees he manages. The salary reductions were part of the ongoing 2015 cash preservation exercises conducted as industry conditions deteriorated. Separately, Messrs. Niedermaier and Irausquin were promoted to hemispheric management roles in September 2015 with a corresponding base salary increase for those roles. The table below indicates the changes in base salary for each of our NEOs since January 1, 2015.

	Base Salary
NEO	1/1/2015	3/1/2015 [Adjustments by the Compensation Committee]	4/5/2015 [5% reduction]	9/1/2015 [Promotion]	9/21/2015 [2.5% reduction]	Date of Report
Fernando R. Assing	$500,000	No change	$475,000	No change	$463,125	$463,125
Christopher L. Boone	$325,000	$350,000	$332,500	No change	$324,188	$324,188
Thomas B Sloan, Jr.	$210,000	No change	$199,500	No change	$194,513	$194,513
Michael J. Niedermaier	$190,008	No change	$180,508	$210,000	No change	$204,750
Michael E. Irausquin	$230,000	No change	$218,500	$230,000	$224,250	$224,250
Dean Ferris	$302,012	$310,000	$294,500	No change	$287,138	N/A

 Non-Equity Incentive Compensation. The Short-Term Incentive Program ("STIP") stated that, in addition to the performance goals set forth below, no payments under the plan would be made if the Company recorded negative net income for 2015. As such, no NEO received a STIP bonus for 2015. The STIP also had a 10% EBIT cap that would have limited any payouts. The following is a breakdown of the potential STIP bonus that Messrs. Assing, Boone, Sloan, and Ferris, could have achieved:

•	Financial Objective (65% of Target Bonus):

◦	Global Operating Income Percentage: 40% of the target award

▪
was driven by achieving a Global Operating Income Percentage target associated with the Company's 2015 revenue, interpolated as indicated by the table below. The targets, set in 2014 before the severity of the industry downturn was fully evident, were reach targets and generally exceed the company's historical OI% performance at the corresponding revenue levels.

OI% Target Matrix
Revenue	Minimum OI%	Target OI%	Maximum OI%
$455M	4.7%	7.4%	8.9%
$475M	5.9%	8.3%	9.7%
$495M	7%	9.2%	10.4%
$515M	8%	10%	11%
$535M	8.3%	10.4%	11.4%
$555M	8.6%	10.7%	11.9%
$575M	8.9%	11%	12.3%

▪
50% entry point at the Minimum OI% for the appropriate Revenue level and 200% payout at the Maximum OI% for the appropriate Revenue level. 2015 Performance: ~$280M Revenue and negative OI%, below threshold.

◦	Cash Conversion Cycle ("CCC"): 25% of the target award

▪	CCC= (Accounts Receivable + Inventory - Accounts Payable -Customer Deposits)/Average Sales Per Day

▪	50% entry point at less than 125 days, target of 120 days, and 200% payout at less than or equal to 115 days. Performance: 273 days, below threshold.

•	Strategic/Personal Objective (25% of Target Bonus):

◦	Indirect Cost %: 25% of the target award

▪	Indirect Cost= (Overhead + SG&A, excluding Research and Engineering)

▪	50% entry point at less than 27.5%, target of 26%, and 200% payout at less than or equal to 25%. Performance: -42.5%, below threshold.

•	QHSE (10% of Target Bonus):

◦	Total Recordable Incidents ("TRIR"): 5% of the target award

▪	TRIR=(Number of Recordable Incidents x 200,000 man hours)/Total number of man hours worked

▪	50% entry point at score equal to 1.15, target of 1.0, and 200% at less than or equal to 0.7. Performance: 0.67, maximum payout.

◦	Service Quality Index ("SQI"): 5% of the target award

▪	SQI= percentage of our jobs in which a Service Quality (Level 1, 2, or 3) incident occurs divided by the total job count.

▪	50% entry point at equal to 3%, target of 2.7%, and 200% payout with score less than or equal to 2.4%. Performance: 2.8%, between threshold and target.

In the table below, you will see that only the QHSE targets were partially achieved in 2015 but that the Company's negative net income denied any award. All of the numbers are stated in the following two tables as a percentage of that employee's base salary paid in 2015.

	Financial Objectives			+	Strategic/Personal Objective	+	QHSE				*No payouts
	Global Operating Income %	+	Cash Conversion Cycle Achieved	+	Indirect Cost	+	TRIR	+	SQI	=	Actual Award	Target Award	Maximum Potential Award
Fernando R. Assing	—	+	—	+	—	+	10.00	+	4.15	=	—	100	200
Christopher L. Boone	—	+	—	+	—	+	7.00	+	2.91	=	—	70	140
Thomas B Sloan Jr.	—	+	—	+	—	+	4.00	+	1.66	=	—	40	80
Dean Ferris (1)	—	+	—	+	—	+	5.00	+	2.08	=	—	50	100
(1) Mr. Ferris separated as an employee in November 2015 and was ineligible for a 2015 STIP payment.
The STIP targets for Mr. Niedermaier and Irausquin differed from our other NEOs in 2015 as they were not identified as NEOs until December 2015 when they were identified by the Board as executive officers. Their goals in 2016 are aligned with the other NEOs. As stated above, no award was earned in 2015 due to negative earnings. For the purposes of the awards to Messrs. Niedermaier and Irausquin, the objectives, percentages, and performance were similar to the other NEOs except: (i) performance and targets were set and measured against the primary geographic region each person managed at the outset of 2015, and (iii) instead of Indirect Cost % as their Strategic/Personal Objective, each had a separate objective: Mr. Irausquin was given a tubular services offshore revenue target for his geographic area, and Mr. Niedermaier was given a sales service third party revenue target for his geographic region. Each of the assigned Strategic/Personal Objectives related to the Corporation's announced strategy of expanding its operations in offshore tubular services and third-party after-market sales and service. The targets for these Strategic/Personal objectives were aspirational and could not be achieved without substantial effort by the NEO. Mr. Niedermaier was measured by the performance of the the Asia Pacific Business Unit (APBU). Mr. Irausquin was measured by the performance of the Latin America Business Unit (LABU).

•	Financial Objective (65% of Target Bonus)

▪	Regional Operating Income Percentage: 40% of the target award

▪	Achieving a Regional Operating Income Percentage target associated with the Company's 2015 revenue.

▪	Performance:

*	Niedermaier, 9.4%, better than the threshold but below the 16.98% target.

*	Irausquin, 5.4%, better than the threshold but below the 14.17% target.

•	Cash Conversion Cycle: 25% of the target award

▪	Niedermaier: 50% entry point at less than 100 days and 200% payout at less than or equal to 90 days. Performance: 117 days, below the threshold

▪	Irausquin: 50% entry point at less than 130 days and 200% payout at less than or equal to 120 days. Performance: 209 days, below the threshold

•	Strategic/Personal Objective (25% of Target Bonus):

▪	Niedermaier: achieving a tubular services offshore revenue target in the geographic region which he managed. Performance: $12.7M, below the $22.6M target and below the threshold.

▪	Irausquin: achieving aftermarket sales service third party revenue target in the geographic region which he managed. Performance: $4.2M, below the $5.1M target and below the threshold.

•	QHSE (10% of Target Bonus):

•	Total Recordable Incidents ("TRIR"): 5% of the target award

▪	Niedermaier: 50% entry point at less 0.56 and 200% payout at less than or equal to 0.34. Performance: 0.34, maximum payout.

▪	Irausquin: 50% entry point at less than 1.23 and 200% payout at less than or equal to 0.75. Performance: 0.86, better than target.

•	Service Quality Index ("SQI"): 5% of the target award

▪	Niedermaier: 50% entry point at less than 1.13% and 200% payout at less than or equal to 0.72%. Performance: 0.85%, better than target

▪	Irausquin: 50% entry point at less than 7.61% and 200% payout at less than or equal to 4.87%. Performance: 9.3%, below the threshold.

	Financial Objectives			+	Strategic/Personal Objective	+	QHSE				*No payouts
	Regional Operating Income Margin	+	Cash Conversion Cycle Achieved	+	Strategic/Personal Objective	+	TRIR	+	SQI	=	Actual Award	Target Award	Maximum Potential Award
Michael Niedermaier	27.90	+	—	+	—	+	10.00	+	6.30	=	—	40	80
Michael Irausquin	25.90	+	—	+	—	+	8.30	+	—	=	—	40	80
Long Term Equity-Based Incentives. We made our annual grant in December 2015 as per our stated practice. See "Grants of Plan-Based Awards for 2015" on page 29 for a summary of the long term equity-based incentives granted to our NEOs in 2015. In 2015, the mix of equity granted to Mr. Assing (President) and Boone (Senior Vice President) was PSUs 50%, RSUs 30%, and stock options 20%. The mix granted to our other NEOs (Vice Presidents) was PSUs 40%, RSUs 40%, and stock options 20%. The different mix of equity awards for the President and Senior Vice President, with greater weight to variable compensation, is believed appropriate as these officers have a greater influence over strategy and execution than our Vice Presidents.

PSU Program. The PSU awards granted in December 2015 are tied to the Corporation's total shareholder return as compared to the following performance peer group over the three-year performance period covering the years 2016 through 2018. The Committee believes the PSU Performance Peer Group is a more appropriate benchmark for the Corporation's performance than the compensation peer because it includes larger companies that more directly compete with the Corporation and who the Committee believes are most readily considered by our shareholders as alternatives to the Corporation when our shareholders choose to invest.

PSU Performance Peer Group
Basic Energy Services (NYSE: BAS)	Newpark Resources (NYSE: NR)
Dril-Quip, Inc. (NYSE: DRQ)	Oil States International Inc. (NYSE: OIS)
Flotek Industries (NYSE: FTK)	Parker Drilling Company (NYSE: PKD)
Forum Energy Technologies, Inc. (NYSE: FET)	Patterson-UTI Energy Inc (NASDAQ: PTEN)
Frank's International N.V. (NYSE: FI)	Pioneer Energy Services Corp. (NYSE: PES)
Gulf Island Fabrication, Inc. (NASDAQ: GIFI)	Superior Energy Services, Inc. (NYSE: SPN)
Helix Energy Solutions Group, Inc. (NYSE: HLX)	TETRA Technologies (NYSE: TTI)
PSUs are restricted stock with a performance component that cliff vest between December 21, 2018 and March 16, 2019 upon Board approval assuming the performance criteria are met over the three-year measurement period (e.g. PSUs awarded in December 2015 measure performance from January 1, 2016 through December 31, 2018 and vest March 15, 2019). The payout of each PSU is determined on the date of vesting by comparing the Corporation's total shareholder return (December 31, 2018 share price less January 1, 2016 share price plus all dividends paid divided by the January 1, 2016 share price) to the PSU Performance Peer

Group. Payouts are determined by the matrix table below, with the Corporation's rank determining the payout at the end of the performance period. Any companies that file for bankruptcy during the three year performance period are moved to the bottom of rankings. Any companies who are acquired during the three-year performance period are removed from the calculation such that TESCO must perform in the top 75% of the remaining group for any payout to be achieved. PSU awards are included in the “Stock Awards” column of the "Summary Compensation Table."

2015 Relative TSR PSU
Rank	Payout %	Rank	Payout %	Rank	Payout %
1	200	6	150	11	25
2	200	7	125	12	—
3	200	8	100	13	—
4	200	9	75	14	—
5	175	10	50	15	—

Benefits and Perquisites. TESCO provides employees with benefits and perquisites based on competitive market conditions. All salaried employees, including the NEOs, receive the following benefits: (i) health care coverage, (ii) life and disability insurance protection; (iii) reimbursement of certain educational expenses, and (iv) access to favorably priced group life insurance coverage. Officers at the senior vice president level and above, including NEOs, received (i) annual physical exam reimbursements until this program was discontinued in April 2015, and (ii) matching contributions to the company's employee stock savings plan until that perquisite was discontinued in February 2015 in line with the discontinuation of the matching contributions benefit for all US-based 401(k) plan participants.

Retirement Plans. NEOs participate in defined contribution programs available to all of our salaried employees, the specific program depending upon the location of the NEO and employee.

Employment Agreements. TESCO enters into employment agreements with certain senior executives when the Committee determines that it is appropriate to attract or retain an executive. Of our NEOs, only Fernando R. Assing and Christopher L. Boone have employment agreements as of the date of this proxy statement. Dean Ferris had an employment agreement until his date of separation. All three employment agreements were amended twice in 2015 to reflect the successive 5% and 2.5% base salary reductions.

2015 Target Total Direct Compensation Mix for CEO

57.8% of CEO target compensation is considered performance-based (e.g. Short-Term Non-Equity Incentives, Performance-Based Stock Units, and Stock Options).

Compensation Approach for 2016

Base Salary and Board of Director Fees. In light of ongoing cost reduction efforts, base salaries for our NEOs and Board of Director Fees were frozen at the levels in December 2015, which reflected the successive 5% and 2.5% reductions in 2015. Due to the extended industry downturn and ongoing restructuring efforts by substantially all peers, the Committee does not believe engaging an independent compensation consultant to survey past compensation practices of our peers is necessary at this time.

Non-Equity Incentive Compensation. For the 2016 STIP program, 90% of the potential STIP bonus will be related to two financial metrics: (i) an Adjusted EBITDA global or regional target (45%), and (ii) a global or regional Net Working Capital Reduction target (45), each set by the Compensation Committee. The remaining 10% of the potential bonus will be tied to two additional goals related to (i) a global or regional total recordable incidents rate scorecard target (5%), and (ii) a global or regional HSE scorecard target (5%). The Board reserves the right to make no STIP payments under the program in the event the Corporation does meet a specified Adjusted EBITDA threshold for 2016. Below is a summary of the target and maximum 2016 STIP awards as measured as a percent of base salary.

Named Executive Officer	Target Award	Maximum Potential Award
Fernando R. Assing	100	200
Christopher L. Boone	70	140
Thomas B Sloan, Jr.	40	80
Michael J. Niedermaier	40	80
Michael E. Irausquin	40	80

Long Term Equity-Based Incentives. In determining the equity component of 2016 compensation, the Committee considered the 2015 say-on-pay results. For the 2016 compensation cycle LTIP awards beginning with the awards made in December 2015, the Committee determined a mix of 20% stock options, 30% RSUs, and 50% PSUs for Messrs. Assing and Boone and mixes of 20% stock options, 40% RSUs, and 40% PSUs for all other current NEOs. The different mix of equity awards for the President and Senior Vice President, with greater weight to variable compensation, is believed appropriate as these officers have a greater influence over strategy and execution than our Vice Presidents.

Minimum Equity Ownership Policy
Non-employee directors and certain executive officers are expected to meet the following guidelines. As of the date of this report, all covered non-employee directors and officers are in compliance with this policy.

Positions	Stock Ownership Guidelines
Non-Employee Directors	3 times annual Board retainer
Chief Executive Officer	3 times base salary
Chief Financial Officer; Chief Operating Officer	2 times base salary
Senior Vice Presidents and Vice Presidents	1 times base salary

The guidelines regarding equity ownership include direct and indirect beneficial ownership, as well as exercising control or direction over TESCO common shares and RSUs as at December 31, 2015. As a transition measure, persons subject to these guidelines have five years from the date of appointment to accumulate the minimum holdings, with the expectation that fifty percent (50%) of the ownership would be achieved by the end of the third year. In addition, specific arrangements may, on a case-by-case basis, be made for non-employee directors when a qualified candidate might be precluded from serving due to these requirements.

So long as an officer or director subject to these guidelines is not currently meeting the applicable equity ownership listed above (whether by reason of the number of shares acquired or a change in the value of the Corporation’s stock), he or she is expected to retain at least 75% of any shares issued upon vesting or exercise of an award under the Corporation’s Incentive Plan, net of those shares sold to meet tax obligations in respect of such vesting or exercise. Officers and directors not meeting this expectation are asked and expected to explain their particular circumstances to the Board and demonstrate a plan to meet the guidelines.

Insider Trading and Speculation in TESCO Stock
The Corporation has well established policies which prohibit our officers, directors, and employees from purchasing or selling our securities while in possession of material, nonpublic information or otherwise using such information in any manner that would violate applicable laws and regulations.
To align the economic risk of stock ownership of management and shareholders, our Insider Trading and Reporting Policy prohibits all employees and their immediate family from directly or indirectly speculating in TESCO stock, including the sale or purchase of puts, calls, options of TESCO stock or other derivative securities based on TESCO stock. Directors, officers, and certain key employees are further prohibited from (i) engaging in any type of hedging activity which is intended to offset the economic value of any direct or indirect interest of such person in TESCO securities, or (ii) pledging TESCO stock as collateral for loans.
Impact of Accounting and Tax Treatment
Section 162(m) of the Internal Revenue Code of 1986 as amended places a limit of $1,000,000 on the amount of compensation that may be deducted by the Corporation for U.S. tax purposes in any year with respect to our Chief Executive Officer and other “covered executives,” unless the compensation is “performance-based compensation” as described in Section 162(m) and the related regulations, as well as pursuant to a plan approved by TESCO’s shareholders. Although certain portions of the compensation paid to such executives may qualify for deductibility under Section 162(m), we did not consider deductibility under Section 162(m) as a material factor in designing compensation awards. Rather, we believe our interests are best served by designing our compensation arrangements to be competitive and to reward contributions to the achievement of our financial and non-financial goals. For that reason, the Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards or equity incentive awards, which may not be deductible by reason of Section 162(m) or other provisions of the Code.
Executive Compensation-Related Fees
The following table sets forth the fees paid by TESCO to the Committee's independent outside compensation consultant, Mercer, in the past two fiscal years. The table categorizes the fees paid to Mercer as either executive compensation-related fees or other fees (i.e. fees unrelated to executive compensation matters). The section “All Other Fees” below explains the fees paid for services rendered by Mercer to the Corporation unrelated to executive compensation matters. The Corporation expects the fees in 2016 to be comparable or less than the 2015 fees.

	2015	2014
Executive Compensation-Related Fees	$8,649	$142,658
Other Fees	$21,851	$22,088
All Other Fees
In 2015, Mercer rendered services to TESCO and its affiliates relating to employee compensation for certain offices in Argentina, Australia, China, Colombia, Ecuador, Indonesia, Malaysia, Russia, Saudi Arabia, UAE, and Venezuela. In 2014, Mercer rendered services to TESCO and its affiliates relating to employee compensation for certain offices in Indonesia, Malaysia, Mexico, and certain other markets. In both years, these fees are attributable to Mercer due to its acquisition in 2010 of ORC Worldwide, a formerly independent company, which management had retained to provide the Corporation with global compensation and cost of living data. The Committee has approved management's continued retention of ORC Worldwide's services.

Compensation Committee Report

This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Exchange Act or incorporated by reference in any document so filed.

We, the Compensation Committee of the Board, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) within the Executive Compensation section of this Proxy Statement with the management of the Corporation. Accordingly, we have recommended to the Board that the CD&A be included as part of this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE TESCO CORPORATION BOARD OF DIRECTORS
John P. Dielwart, Chair
Fred J. Dyment
R. Vance Milligan, Q.C., ICD.D
Rose M. Robeson

Compensation Tables
SUMMARY COMPENSATION TABLE

The following table shows the compensation paid by TESCO for the fiscal year ended December 31, 2015 to the Chief Executive Officer, the Chief Financial Officer, the next three most highly compensated executive officers, and an executive officer who separated from the Company in November 2015 (the "NEOs"). All compensation is presented as of December 31, 2015.  Fernando R. Assing also served as an Employee Director in 2015 but received no compensation in that capacity.

Name	Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Fernando R. Assing	President and Chief Executive Officer	2015	498,221	—	1,346,445	266,172	—	5,110	(4)	2,115,948
		2014	450,865	—	1,783,184	278,800	82,993	19,389	(5)	2,615,231
		2013	364,932	—	722,207	174,460	244,900	17,674	(6)	1,524,173
Christopher L. Boone	Senior Vice President and Chief Financial Officer	2015	344,084	—	504,595	88,806	—	—		937,485
		2014	325,000	—	728,412	243,375	47,396	88,171	(7)	1,432,354
Thomas B Sloan, Jr.	Vice President, Corporate Controller and Principal Accounting Officer	2015	209,373	—	267,860	39,852	—	—		517,085
Michael J. Niedermaier	Vice President, Eastern Hemisphere	2015	245,657	25,000	134,320	30,996	—	33,541	(8)	469,514
Michael E. Irausquin	Vice President, Western Hemisphere	2015	221,923	25,000	134,320	30,996	—	35,860	(9)	448,099
Dean Ferris (10)	Former Senior Vice President, General Counsel and Corporate Secretary	2015	275,331	—	—	—	—	493,788	(11)	769,119
		2014	300,310	—	262,730	65,025	32,768	14,064	(12)	674,897
		2013	291,799	—	245,382	101,504	117,400	12,883	(13)	768,968

(1)
The amounts shown reflect RSUs and PSUs. Aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  A discussion of the assumptions underlying the calculation can be found in Note 10 – Shareholders' equity and stock-based compensation in our Form 10‑K for the fiscal year ended December 31, 2015. The grant date fair value of the PSUs granted during 2015, 2014, and 2013, assuming the highest level of performance conditions will be achieved, together with the value of the time-based RSUs would be as set in the table below.

(2)	Represents amounts earned under the annual STIP program. Actual payments are made in March of the following year.

(3)	Includes employer matching payments from the ESSP, life insurance premiums, spousal personal travel, annual physical exams, severance payments, and other payments as detailed below.

(4)	Includes ESSP matching contributions and an annual physical exam before those benefits were terminated.

(5)	(a) $17,871 in ESSP matching contributions; (b) an annual physical exam; and (c) spouse's personal travel and meals relating to a TESCO event.

(6)	(a) $14,302 in ESSP matching contributions; (b) life insurance premiums; and (c) an annual physical exam.

(7)	Relocation expenses for move to Houston as part of offer of employment.

(8)	(a) $33,225 in rent; and (b) $2,316 in payments for utilities, per Mr. Niedermaier's expatriate assignment in Malaysia.

(9)	Relocation expenses for move to Houston as part of moving Latin America management from Mexico City to Houston.

(10)
Mr. Ferris separated as an employee effective November 26, 2015 but remained a consultant of the Company until December 31, 2015. The salary provided in the table is the salary paid for his employment from January 1, 2015 to the effective date of his separation.

(11)	(a) $455,000 severance payment per the terms of his employment agreement; (b) $36,000 consulting fee; and (c) ESSP matching contributions before that benefit was terminated.

(12)	(a) $11,954 in ESSP matching contributions; (b) an annual physical exam, and (c) spouse's personal travel and meals relating to a TESCO event.

(13)	(a) $11,580 in ESSP matching contributions; (b) life insurance premiums; and (c) an annual physical exam.

Maximum Grant Date Fair Value Assuming All Performance Measures are Met
NEO	Stock Awards Granted in 2015	Stock Awards Granted in 2014	Stock Awards Granted in 2013
Fernando R. Assing	$2,084,085	$2,880,956	$843,008.2
Christopher L. Boone	$750,835	$1,064,311
Michael J. Niedermaier	$203,440
Michael E. Irausquin	$203,440
Thomas B Sloan, Jr.	$356,420
Dean Ferris	$—	$426,478	$315,699

NARRATIVE OF DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
Employment Agreements

The Corporation is a party to two employment agreements with NEOs (Mr. Assing and Mr. Boone) as of the date of this report and previously was a party to an employment agreement with Mr. Ferris until his separation from the Corporation in November 2015. The agreements provide for a minimum annual base salary as most recently set by the Compensation Committee and participation in the Corporation's short-term incentive program and equity incentive programs as determined by the Compensation Committee. Other material terms of the employment agreements with Mr. Assing and Mr. Boone are described under "Potential Payments Upon Termination or Change of Control," beginning on page 29. For the severance paid to Mr. Ferris in 2015 under the terms of his former employment agreement, see the "Summary Compensation Table" above.

Messrs. Niedermaier, Irausquin, and Sloan are all employed at-will by the Corporation.

Salary

The Corporation pays its employees on a bi-weekly schedule. This practice means that in most years there are twenty-six pay periods but occasionally there is a year with twenty-seven pay periods because of how the pay dates fall on the calendar. In 2015, the Corporation had twenty-seven pay periods which consequentially increased our NEO's reported salaries for 2015 employment.

Bonus

The payments to Messrs. Irausquin and Niedermaier in the "Summary Compensation Table" above reflect special, one-time recognition bonuses made by the Board to these individuals prior to their identification as executive officers and NEOs.

Non-Equity Incentive Plan
Our 2015 short-term incentive program provides for annual bonus payments to the NEOs and other eligible employees based on meeting certain strategic or financial objectives. A more detailed discussion of our short-term incentive plan and the performance objectives established under it for fiscal year 2015 is set forth in the “Compensation Discussion and Analysis” above. Short-term incentive plan awards are included in the “Non-Equity Incentive Plan” column of the "Summary Compensation Table" and the "Grants of Plan-Based Awards Table."

Restricted Stock Units ("RSUs")
RSUs vest ratably one-third of award amount on each anniversary of the grant date.
Stock Options
Stock options vest ratably one-third of award amount on each anniversary of the grant date. Stock options have a term of seven years from the date of grant.
Performance Stock Units ("PSUs")
Awards in 2013 and January 2014:
PSUs are restricted stock with a performance component that vest two years after a one-year measurement period (e.g. PSUs awarded in November 2013 measure performance from January 1, 2014 through December 31, 2014 and vest December 31, 2016). The payout of each PSU is determined on the date of vesting by multiplying the value of our common shares on that date times a multiplier (which may be greater than or less than 1). The multiplier is based upon a performance objective formula that is determined when the PSU is originally granted and is "locked-in" at the conclusion of the performance period. There is no payout when threshold performance is not met. If the target performance hurdle is met, 100% of target payout is provided. If the stretch performance hurdle is met, 150% of target payout is paid. Intermediate numbers are interpolated. There is potential for 150% of the target payout to be paid if the maximum performance hurdle is met. PSU awards are included in the “Stock Awards” column of the Summary Compensation Table.

Awards in December 2014:
PSUs are restricted stock with a performance component that vest 2.5 months after a three-year measurement period (e.g. PSUs awarded in December 2014 measure performance from January 1, 2015 through December 31, 2017 and vest March 15, 2018). The payout of each PSU is determined on the date of vesting by multiplying the value of our common shares on that date times a multiplier (which may be greater than or less than 1). The multiplier is based upon a performance objective formula that is determined when the PSU is originally granted and is "locked-in" at the conclusion of the performance period. The threshold, target and maximum objectives are set forth in a matrix table adopted by the Compensation Committee that sets forth varying revenue earned over the performance period. There is no payout when threshold performance is not met. If the target performance hurdle is met, 100% of target payout is provided. If the stretch performance hurdle is met, 200% of target payout is paid. Intermediate numbers are interpolated. There is potential for 200% of the target payout to be paid if the maximum performance hurdle is met. PSU awards are included in the “Stock Awards” column of the Summary Compensation Table. PSUs were granted in 2014, 2013, and 2012.

Awards in December 2015:
PSUs are restricted stock with a performance component that vest 2.5 months after a three-year measurement period (e.g. PSUs awarded in December 2015 measure performance from January 1, 2016 through December 31, 2018 and vest March 15, 2019). The payout of each PSU is determined on the date of vesting by multiplying the value of our common shares on that date times a multiplier (which may be greater than or less than 1). The multiplier is based upon a performance objective formula that is determined when the PSU is originally granted and is "locked-in" at the conclusion of the performance period. The threshold, target and maximum objectives are set forth in a matrix table adopted by the Compensation Committee that sets forth varied payouts depending on TESCO's total shareholder return as compared to the performance peer group. There is no payout when threshold performance is not met. If the target performance hurdle is met, 100% of target payout is provided. If the stretch performance hurdle is met, 200% of target payout is paid. Intermediate numbers are interpolated. There is potential for 200% of the target payout to be paid if the maximum performance hurdle is met. PSU awards are included in the “Stock Awards” column of the "Summary Compensation Table."

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2015

		Estimated Future Payouts Range Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Fernando R. Assing	12/4/2015	—	—	—	—	68,300	136,600	74,700	108,200	8.15	$1,612,617
		—	463,125	926,250
Christopher L. Boone	12/4/2015	—	—	—	—	22,800	45,600	31,700	36,100	8.15	$593,401
		—	226,932	453,864
Thomas B Sloan, Jr.	12/4/2015	—	—	—	—	8,200	16,400	22,000	16,200	8.15	$307,712
		—	77,805.4	155,610.8
Michael J. Niedermaier	12/4/2015	—	—	—	—	6,400	12,800	8,000	12,600	8.15	$165,316
		—	84,000	168,000
Michael E. Irausquin	12/4/2015	—	—	—	—	6,400	12,800	8,000	12,600	8.15	$165,316
		—	89,700	179,400
Dean Ferris	12/4/2015	—	—	—	—	—	—	—	—	—	—

(1)
Represents amounts available under the 2016 STIP, which were approved in December 2015. Amounts earned under the 2015 STIP by the named executive officers are reported in the "Summary Compensation Table" under the column entitled "Non-Equity Incentive Plan Compensation."

(2)
Aggregate grant date fair value computed in accordance with FASB ASC Top 718. A discussion of the assumptions underlying the calculation can be found in Note 10 - Shareholders' equity and stock-based compensation in our Form 10-K for the fiscal year ended December 31, 2015.

Grant Date. The Board made the annual grant of RSUs, PSUs, and stock options for fiscal year 2015 on December 4, 2015.
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards. This column represents amounts available under the 2016 STIP, which were approved in December 2015. Amounts earned under the 2015 STIP by the NEOs are reported in the "Summary Compensation Table" under the column entitled “Non-Equity Incentive Plan Compensation.” The amounts listed for the NEOs reflect all base salary reductions discussed in the "Compensation Discussion and Analysis" section.
Estimated Future Payouts Under Equity Incentive Plan Awards. This column sets forth the number of PSU awards to the NEOs in 2015 that are subject to performance tests as described below. These include units awarded to each NEO as part of the annual grant in December 2015. The vesting dates for all of the outstanding PSUs held by the NEOs as of the end of 2015 are set forth in the "Outstanding Equity Awards as of December 31, 2015" table below. As described in the "Compensation Discussion and Analysis" section and "Narrative of Disclosure to Summary Compensation table", the PSUs granted in December 2015 differ from those granted in prior years.
All Other Stock Awards: Number of Shares of Stock. This column sets forth the number of RSU awards to the NEOs in 2015. Each RSU unit is subject to a three-year time vesting period from the date of grant with one-third vesting on the grant anniversary until fully vested. Continued employment at the anniversary dates is a condition of the vesting.
All Other Option Awards: Number of Securities Underlying Options. This column sets forth the options to purchase shares of TESCO common stock granted to the NEOs as part of the annual grant in December 2015. The vesting dates for these options are set forth in the "Outstanding Equity Awards at December 31, 2015" table below. These options are scheduled to expire seven years after the date of grant.
Exercise or Base Price of Option Awards. This column sets forth the exercise price for each option grant. The exercise price is equal to the average of the high and low trading price on the grant date.
Grant Date Fair Value of Stock and Option Awards. This column sets forth the grant date fair value of the stock and option awards granted during 2015, calculated in accordance with applicable accounting requirements. A discussion of the assumptions underlying the calculation can be found in Note 10 – Shareholders' Equity and Stock-Based Compensation in our Form 10-K for the fiscal year ended December 31, 2015.

Suspended Dividends on Common Stock. As of February 26, 2016, the Board of Directors has suspended the quarterly dividend for common stock. Previously dividends were paid on vested RSUs and commons stock only.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested (3)
Fernando R. Assing	35,900	—	$13.64	11/9/2017	—	—	—	—
	28,700	—	$14.34	8/10/2018	—	—	—	—
	29,700	—	$10.03	11/8/2019	—	—	—	—
	14,667	7,333	$18.06	11/7/2020	—	—	—	—
	21,867	43,733	$12.22	12/12/2021	—	—	—	—
	—	108,200	$8.15	12/4/2022	—	—	—	—
	—	—	—	—	128,688	$938,136	—	—
	—	—	—	—	—	—	155,900	$1,136,511
Christopher L. Boone	6,000	12,000	$19.83	1/1/2021
	7,300	14,600	$12.22	12/21/2021
	—	36,100	$8.15	12/4/2022
					50,934	$371,309
							42,000	$306,180
Thomas B Sloan, Jr.	2,200	4,400	$12.22	12/12/2021
	—	16,200	$8.15	12/4/2022
					26,668	$194,410
							14,000	$102,060
Michael J. Niedermaier	3,066	1,534	18.06	11/7/2020
	2,200	4,400	12.22	12/12/2021
	—	12,600	8.15	12/4/2022
					11,034	$80,438
							12,200	$88,938
Michael E. Irausquin	1,468	—	14.19	5/10/2019
	4,934	—	10.03	11/8/2019
	3,066	1,534	18.06	11/7/2020
	2,200	4,400	12.22	12/12/2021
	—	12,600	8.15	12/4/2022
					11,034	$80,438
							9,200	$67,068
Dean Ferris	4,400	—	$14.19	5/10/2019	—	—	—	—
	11,600	—	$10.03	11/8/2019	—	—	—	—
	8,533	4,267	$18.06	11/7/2020
	5,100	10,200	$12.22	12/12/2021
	—	—	—	—	11,234	$81,896	—	—
	—	—	—	—	—	—	13,400	$97,686

(1)
All options vest one-third per year on each anniversary and expire on the seventh anniversary of their respective grant dates. Vested options may be exercised for a period of 90 days following termination of employment. Unvested options are forfeited upon termination of employment.

(2)
Total number of (i) RSUs awarded to participant, and (ii) PSUs "locked-in" but unvested following the completion of the performance period (multiple award dates).  All RSUs vest one-third per year on each anniversary date of their respective grant dates and expire when fully vested. All PSUs granted in 2014 and 2015 vest shortly after the third anniversary of the performance period conclusion.

(3)	Market Value is based on the average of the high and low prices of our common stock as reported by Nasdaq on December 31, 2015 ($7.29).

(4)	Reflects the target vesting value of the December 2014 and December 2015 PSU awards whose performance periods ends December 31, 2017 and December 31, 2018 respectively.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2015

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired at Vesting (#)	Value Realized at Vesting ($)
Fernando R. Assing	—	—	54,304	409,018
Christopher L. Boone	—	—	6,366	60,263
Thomas B Sloan, Jr.	—	—	2,333	19,326
Michael J. Niedermaier			2,700	33,588
Michael E. Irausquin	—	—	7,632	61,275
Dean Ferris	—	—	22,636	180,717

EQUITY COMPENSATION PLAN INFORMATION AT DECEMBER 31, 2015

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	989,872 (1)	12.22 (2)	1,257,814 (3)(4)
Equity compensation plans not approved by security holders	—	—	—
Total	989,872 (1)	12.22 (2)	1,257,814 (3)(4)

(1)
An additional 811,880 shares were reserved for restricted stock units and 398,900shares were reserved for performance stock units outstanding at December 31, 2015. Restricted stock units ("RSUs") settle on a 1:1 ratio. Performance stock units ("PSUs") may settle at a multiplier depending on achievement of performance criteria between either (i) 0 and 1.5 for awards made in 2013, or (ii) 0 and 2.0 for awards made in 2014 and 2015.

(2)	Currently outstanding RSUs and PSUs may be settled in cash or shares on vesting at the option of the Corporation.

(3)
Net of additional awards listed in note (1) above. Under the terms of our Incentive Plan, 10% of our outstanding Common Shares are authorized for the grant of equity incentive rewards to eligible directors, officers, employees, and other persons.

(4)	Includes shares reserved for a specified use as of December 31, 2015: 398,362 shares for issuance under the ESSP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Potential Payments upon Termination
Messrs. Assing and Boone would be entitled to certain benefits upon termination pursuant to their employment agreements. Such benefits depend upon the circumstances surrounding their terminations, which are described below:

•	Termination by us upon death, disability or retirement. No additional benefits under his employment agreement.

•	Termination by us for cause or resignation by the NEO without good reason. No STIP payment for the year in which the termination occurs or severance payment would be due.

•
Termination by us without cause, or resignation by the NEO for good reason. (i) Mr. Assing would be entitled to a severance payment equal to two times the sum of his base annual salary and target STIP payment, and (ii) Mr. Boone would each be entitled to a severance payment equal to the sum of his annual base salary and target STIP payment. The STIP payment for the year in which he is terminated would be calculated on the basis of a full year participation, meeting all requirements for a target bonus.

The table below sets forth the total estimated payments and benefits that would be paid to Messrs. Assing and Boone as a result of the NEO’s termination of employment without cause or for good reason. The amounts shown assume termination of employment on December 31, 2015. The actual amounts that would be paid to the NEO under each scenario can only be determined at the time of termination. Mr. Ferris, per the terms of his employment agreement at the time of his separation, was entitled to payment along the same lines as Mr. Boone. The payment to Mr. Ferris is set forth in the "Summary Compensation Table" of this report.

Name	Termination Without Cause or for Good Reason ($)(1)
Fernando R. Assing President and Chief Executive Officer	1,852,500
Christopher L. Boone Senior Vice President and Chief Financial Officer	551,120

(1)
Does not include the value of vested stock options and incentive awards held by the NEOs as of December 31, 2015 because they had already been earned by the NEO and their vesting is not contingent on a termination of employment. See “Outstanding Equity Awards At December 31, 2015,” above.

Potential Payments upon a Change of Control
Messrs. Assing and Boone each had an employment agreement with the Corporation as of December 31, 2015. These employment agreements provide for certain benefits to be paid to the NEOs in the event of a “change of control,” defined as:

•
A change in ownership that occurs when one person or a group (as determined for the purposes of Internal Revenue Code Section 409A) acquires stock that, combined with stock previously owned, controls more than 50% of the value or voting power of the stock of the Corporation (incremental increases in ownership by a person or group that already owns fifty percent (50%) of the Corporation do not result in a change in ownership);

•
A change in effective control that occurs on the date that, during any 12-month period, either (x) any person or group acquires stock possessing more than 50% of the voting power of the Corporation, or (y) the majority of the board of directors of the Corporation is replaced by persons whose appointment or election is not endorsed by a majority of the Board of the Corporation prior to the date of the appointment or election; or

•
A change in ownership of a substantial portion of the assets that occurs on the date that a person or a group acquires, during any 12-month period, assets of the Corporation having a total gross fair market value equal to more than 50% of the total gross fair market value of all of the Corporation’s assets; provided, however, that there is no change in control event under this subsection when there is a transfer to: (w) a shareholder of the Corporation (immediately before the asset transfer) in exchange for or with respect to its stock; (x) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Corporation immediately after the asset transfer; (y) a person, or more than one person acting as a group, that owns immediately after the asset transfer, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Corporation (Mr. Quintana’s agreement does not include this subsection (y)); or (z) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in item (y) within the meaning of Internal Revenue Code Section 409A. For the purposes of this paragraph (3) “gross fair market value” shall have the meaning as provided in Section 409A.

The NEOs would receive the following in the event of a change of control if they are employed by TESCO at that time. Under their employment agreements, Messrs. Assing and Boone would be due payments upon a change of control only if their employment is terminated by TESCO other than for cause, disability or death, or if the executive terminates his employment for good reason, within 12 months of such change of control (e.g. double-trigger change of control clauses).  Messrs. Niedermaier, Irausquin, and Sloan are not parties to any agreement providing for payment upon change of control other than the terms of their equity instruments of grant that provide for accelerated vesting upon a change of control event. Mr. Ferris's contractual rights to a change of control payment ended upon his separation from employment.

	Trigger	Change of Control Payment	Acceleration of Existing Unvested Equity-Based Awards	18 Months of COBRA Benefit	280G Gross-Up Payment	Excess Parachute Payment Reduction
Fernando R. Assing	Double	3 x (Annual Base Salary + Target STIP)	Yes	No	No	Yes
Christopher L. Boone	Double	2 x (Annual Base Salary + Maximum STIP)	Yes	Yes	No	No
Thomas B Sloan, Jr.	N/A	N/A	Yes	No	No	No
Michael J. Niedermaier	N/A	N/A	Yes	No	No	No
Michael E. Irausquin	N/A	N/A	Yes	No	No	No

To receive the benefits upon a change of control, the affected NEO must pay any debts owed to TESCO and must execute a release of liability in favor of TESCO against any future employment-related claims.

If we had experienced a change of control on December 31, 2015, we would have had to pay to the NEOs the following amounts.

Executive	Change of Control Payment ($)	Value of Accelerated Options ($) (1)	Value of Accelerated Performance Stock Units ($) (2)	Value of Accelerated Restricted Stock Units ($)	18 Mo. COBRA Benefit ($) (3)	280G Gross Up Payment ($)	Total ($)
Fernando R. Assing (4)(5)	2,778,750	—	1,200,007	563,430	—	—	4,542,187
Christopher L. Boone(4)	1,556,100	—	187,353	323,917	27,300	—	2,094,670
Thomas B Sloan, Jr.	—	—	102,060	194,410	—	—	296,470
Michael J. Niedermaier	—	—	88,938	80,438	—	—	169,376
Michael E. Irausquin	—	—	88,938	80,438	—	—	169,376

(1)
The value of accelerated stock options upon a change of control has been calculated as the difference between the exercise price and the closing price of the shares on December 31, 2015, multiplied by the number of options vesting as a result of the change of control. Options with exercise prices above the market price on that date have not been taken into account.

(2)
The value of accelerated PSUs upon a change of control has been calculated (i) assuming target performance for those PSUs whose performance periods have not concluded, and (ii) using the locked-in units for those PSUs whose performance periods have concluded.

(3)	Mr. Boone is entitled to a lump sum payment equal to the cost of 18 months COBRA coverage.

(4)
Messrs. Assing and Boone would be entitled to change of control payments if their employment was terminated for good reason by the executive or without cause by the Corporation within 12 months after a change of control.

(5)
Per the terms of Mr. Assing's employment agreement, if the payments and benefits would be subject to Section 280G of the Code, the payments and benefits will be reduced consistent with the requirements of Section 409A to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code.

(6)
Messrs. Niedermaier, Irausquin, and Sloan are not a party to any agreement that provides severance upon a change of control but are eligible for accelerated vesting of his outstanding equity upon a change of control per the terms of their equity instruments of grant.

AUDIT-RELATED MATTERS
Audit Committee Report

The following is our Audit Committee’s report in its role as the overseer of the integrity of our financial statements, the financial reporting process, our independent auditor’s performance, including their qualification and independence, and our compliance with legal and regulatory requirements. In carrying out its oversight responsibilities, our Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditors' work. This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Exchange Act or incorporated by reference in any document so filed.

The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market and rules of the SEC. The Audit Committee operates under a written charter which is available on the Corporation’s website at www.tescocorp.com by selecting “Investors,” then “Corporate Governance.” The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for public company audit committees.

The Audit Committee has reviewed and discussed the consolidated financial statements as of and for the year ended December 31, 2015 with management and Ernst & Young LLP, the Corporation’s independent registered public accounting firm.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed with the independent auditors pursuant to Statement on Auditing Standards No. 61 (Communication with the Audit Committees), as amended (AICPA, Professional Standards, Vol. 1., AU Section 280) and as adopted by the Public Accounting Oversight Board ("PCAOB") in Rule 3200T, including the quality of the Corporation’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees), required by PCAOB Ethics and Independence Rule 3526.

Taking all of these reviews and discussions into account, the members who served on the Audit Committee on December 31, 2015 and on the date the Corporation filed its Annual Report on Form 10-K, have recommended that the Board of Directors approve the Corporation’s 2015 audited financial statements and their inclusion in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC and Canadian securities regulators.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE TESCO CORPORATION BOARD OF DIRECTORS
Elijio V. Serrano, Chair
John P. Dielwart
Gary L. Kott
Rose M. Robeson

Audit Committee Policy for Approval of Audit and Permitted Non-Audit Services
The Audit Committee is responsible for the appointment, retention, compensation, and oversight of our independent registered public accounting firm. The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent registered public accounting firm. In accordance with such policies and procedures, the Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is in accordance with SEC rules and regulations and does not impair the registered public accounting firm’s independence. Our Chief Financial Officer is the primary contact to receive and assess any proposed engagements from the independent registered public accounting firm. Following receipt and initial review for eligibility by these primary contacts, a proposal is forwarded to the Corporate Secretary for delivery to the Audit Committee which would review and consider whether to permit the proposed engagement. The Audit Committee has delegated specific authority for pre-approval to the Chair of the Audit Committee for the period between committee meetings, provided the estimated fee of the proposed service does not exceed $25,000. The Chair must report any decisions to the Audit Committee at its next scheduled meeting.

Auditor Fees and Services
The table below provides the aggregate fees paid or accrued by TESCO to its independent registered public accounting firm for the years ended December 31, 2015 and December 31, 2014.

	Ernst & Young LLP	Ernst & Young LLP
Service Provided	2015	2014
Audit Fees (a)	$1,870,000	$1,782,000
Audit-related Fees	—	—
Tax Fees (b)	$220,000	$184,000
All Other Fees	$—	$—
Total	$2,090,000	$1,966,000

(a)
Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered by the independent registered accounting firm for the audit of TESCO’s annual financial statements and internal control structure in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and for services that are normally provided by the independent registered accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(b)	Tax fees include services for tax compliance, research, and technical tax advice.

Our Audit Committee has considered all fees provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors’ independence. For more information with respect to our Audit Committee and its relationship with our outside auditors, see “Corporate Governance and Board Matters - Audit Committee” above.

MATTERS TO BE ACTED UPON AT THE MEETING
PROPOSAL ONE – Election of Directors

One of the purposes of the Meeting is to elect directors to hold office until the next annual general meeting of shareholders and until their successors have been qualified and duly elected or appointed. There are presently eight (8) directors, each of whose term of office will expire at the Meeting.

Below are the names, principal occupations, ages, committee memberships, directorships held with other public companies, and other biographical data for the eight (8) director nominees, as well as the month and year each nominee was first elected or appointed as one of our directors. The following information has been obtained from our records or from the nominees directly as of March 11, 2016. For further information concerning the nominees, see “Corporate Governance and Board Matters” and “Security Ownership of Management and Certain Beneficial Owners” included elsewhere in this proxy statement. Each of the nominees for election has consented to being nominated, agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve.

The Board recommends a vote FOR all nominees.

Nominees for Director

Name and Occupation	Age	Director Since	Description
Fernando R. Assing President and Chief Executive Officer of the Corporation	50	December 2014
Mr. Fernando R. Assing has been a Director of the Corporation since December 2014. Mr. Assing served as our President and Chief Executive Officer since December 2014. Prior thereto, he served as our (i) Executive Vice President and Chief Operating Officer from December 2013, (ii) Senior Vice President and Chief Operating Officer from August 2011 until December 2013, and (iii) Senior Vice President of Marketing and Business Development from May 2009 until August 2011. Prior to joining TESCO, Mr. Assing served in multiple global and regional positions within the Integrated Projects Management Division of Schlumberger between 1997 and 2009. Before that, Mr. Assing worked for Technip in various project management and business development capacities between May 1991 and August 1997.

John P. Dielwart Independent Businessman	63	March 2014
Mr. Dielwart sits on the Audit Committee and is Chair of the Compensation Committee. . Mr. Dielwart is Vice Chairman and Director of ARC Financial Corp., a position he has held since May 2013. ARC Financial is a Calgary-based private equity firm focused exclusively on energy investment in Canada. He retired from ARC Resources Ltd. in May 2013 after serving as that company's Chief Executive Officer since 2001. He founded ARC Resources Ltd. in July 1996 and served as President until 2001. Mr. Dielwart serves on the board of directors of three other public companies: ARC Resources Ltd., Denbury Resources Ltd., and TransAlta Corporation. Mr. Dielwart served two three-year terms as Governor of the Canadian Association of Petroleum Producers including eighteen months (2002-2004) as Chairman. Mr. Dielwart graduated from the University of Calgary in 1977 with a Bachelor of Science with Distinction in Civil Engineering. Mr. Dielwart is a resident of Calgary, Alberta, Canada. His independence, experience as a public company chief executive officer in the energy industry qualify him to serve on our Board.

Fred J. Dyment Independent Businessman	67	August 1996
Mr. Dyment sits on the Compensation and Corporate Governance & Nominating Committees. He retired from Maxx Petroleum Ltd. in May 2001 after serving as that company’s President and Chief Executive Officer since September 2000. Prior to that, Mr. Dyment was the President and Chief Executive Officer of Ranger Oil Limited. He serves on the boards of directors of the following public companies: ARC Resources Ltd., TransGlobe Energy Corporation, Major Drilling Group International, Inc., and WesternZagros Resources Ltd. From January to October 2007, Mr. Dyment served on the board of Western Oilsands Ltd. From September 2002 to May 2008, he served on the board of ZCL Composites Ltd. Mr. Dyment is a resident of Calgary, Alberta, Canada. Mr. Dyment’s independence, experience as a public company director and experience as an executive in the energy industry qualify him to serve on our Board.

Name and Occupation	Age	Director Since	Description
Gary L. Kott Independent Businessman	74	January 2000
Mr. Kott sits on the Audit and Compensation Committees. He retired from Global Marine Inc. in 1998 after serving as that company’s Senior Vice President and Chief Financial Officer for two years. Prior to that, Mr. Kott served as President of Global Marine’s principal operating subsidiary, Global Marine Drilling Company, for 17 years. Mr. Kott is a resident of Montgomery, Texas, USA. Mr. Kott’s independence, experience as a public company director and as an executive in the energy industry qualify him to serve on our Board.

R. Vance Milligan, Q.C., ICD.D Retired Partner, Bennett Jones LLP, Barristers & Solicitors	64	February 2006
Mr. Milligan is Chair of the Corporate Governance and Nominating Committee and sits on the Compensation Committee. Prior to his retirement on December 31, 2010, Mr. Milligan practiced law with the Canadian national law firm of Bennett Jones LLP, Barristers & Solicitors, since August 1980. Mr. Milligan’s practice focused on representing public and private companies in the energy sector, with an emphasis on mergers and acquisitions, public and private financings, as well as matters relating to corporate governance. Mr. Milligan serves as a director of Newalta Corporation and had served as a director or trustee of its predecessor entities since 1994. Mr. Milligan is a resident of Calgary, Alberta, Canada. Mr. Milligan has completed the academic requirements for the Directors Education Program for the Institute of Corporate Directors and has been granted the designation of ICD.D. Mr. Milligan's independence, experience as a public company director, experience as an attorney practicing in matters of corporate law and governance, and his training qualify him to serve on our Board.

Rose M. Robeson Independent Businesswoman	55	October 2015
Ms. Robeson sits on both the Audit Committee and the Compensation Committee. She retired as the Senior Vice President and Chief Financial Officer from DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, LP, in March 2014 after serving since May 2012. Ms. Robeson also served as Group Vice President and Chief Financial Officer of DCP Midstream LLC from January 2002 to May 2012. Ms. Robeson has served as a director of American Midstream GP, LLC, the general partner of American Midstream Partners, LP (NYSE: AMID) since June 2014 and as a director of SM Energy Inc. since July 2014 where she also sits on the Audit and Compensation Committees. Ms. Robeson received her B.S. degree in accounting from Northwest Missouri State University in 1982. Ms. Robeson became a certified public accountant in 1983; her license is currently inactive. Ms. Robeson is a resident of Centennial, Colorado, USA. Ms. Robeson’s independence and experience as a public company executive in the energy industry qualify her to serve on our Board.

Elijio V. Serrano Senior Vice President and Chief Financial Officer of TETRA Technologies	58	March 2014
Mr. Serrano serves as the Chair of the Audit Committee and sits on the Corporate Governance and Nominating Committee. He currently serves as the (i) Senior Vice President and Chief Financial Officer of TETRA Technologies Inc., positions he has held since August 2012, and (ii) Chief Financial Officer of CSI Compressco L.P., since August 2014. Prior thereto, he served as chief financial officer of UniversalPegasus International, a global project management, engineering, and construction management company, from October 2009 through July 2012. Following his resignation from Paradigm BV in February 2009 and until his acceptance of the position with UniversalPegasus International in October 2009, Mr. Serrano was retired. From February 2006 through February 2009, Mr. Serrano served as chief financial officer and executive vice president of Paradigm BV (formerly Paradigm Geophysical Ltd.), a provider of enterprise software solutions to the oil and gas industry. From October 1999 through February 2006, Mr. Serrano served as chief financial officer of EGL, Inc., a publicly-traded transportation and logistics company. From 1982 through October 1999, Mr. Serrano was employed in various capacities by Schlumberger Ltd., including as vice president and general manager of the western hemisphere operations of Schlumberger's Geco-Prakla seismic division (from 1997-1999), as group controller for the global operations of the Geco-Prakla seismic division (from 1996 to 1997), and from 1992 to 1996 as controller of various geographical units of the Geco-Prakla seismic division. Mr. Serrano received his B.B.A. degree in accounting and finance from the University of Texas at El Paso in 1979. Mr. Serrano became a certified public accountant in the State of Texas in 1986 and continued as a certified public accountant until March 2002, at which time his license became inactive. Mr. Serrano is a resident of Houston, Texas, USA. Mr. Serrano's independence and experience as a public company executive in the energy industry qualify him to serve on our Board.

Name and Occupation	Age	Director Since	Description
Michael W. Sutherlin Independent Businessman	69	March 2012; previously September 2002 until August 2011
Mr. Sutherlin has served as our Chairman since January 2014. Mr. Sutherlin served as President, Chief Executive Officer, and a director of Joy Global, Inc., a mining equipment and services provider from November 2006 until December 2013. Mr. Sutherlin also served on the board of International Mining Machinery Ltd. before that company was delisted and became a wholly owned subsidiary of Joy Global, Inc. Prior to that, Mr. Sutherlin served as Joy Global, Inc.'s Executive Vice President and the President and Chief Operating Officer of Joy Technologies, Inc. Before he joined Joy Global, Inc. in 2003, Mr. Sutherlin was Group President, Drilling Equipment, and President and Chief Operating Officer of Varco International, Inc. Mr. Sutherlin currently serves on the board of two other public companies: Peabody Energy and Schnitzer Steel Industries, Inc. Mr. Sutherlin is a resident of Yarrow Point, Washington, USA. Mr. Sutherlin's independence, experience as a public company director, and experience as a public company director and executive in the energy industry qualify him to serve on our Board.

PROPOSAL TWO – Appointment of the Independent Auditors

The Audit Committee of the Corporation proposes that Ernst & Young LLP ("E&Y") be appointed as TESCO's independent registered public accounting firm to hold office until the close of the next annual general meeting of shareholders. Representatives of E&Y are expected to be present at the Annual General Meeting and will have an opportunity to make a statement if they so desire and will respond to appropriate questions.

The Board recommends a vote FOR the appointment of Ernst & Young LLP as our independent auditors to hold office until the next annual general meeting of shareholders, at a remuneration to be determined by our Board.

PROPOSAL THREE–Approval of 2015 Named Executive Officer Compensation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act required the SEC to adopt rules requiring TESCO to seek a non-binding advisory vote from our shareholders to approve the compensation awarded to our named executive officers disclosed pursuant to Section 14A of the Exchange Act and Item 402 of Regulation S-K.

We have established comprehensive compensation programs for our executive officers, including our named executive officers, as described in this proxy statement.  Shareholders should refer to and consider this information in evaluating the TESCO’s approach to compensating our executive officers.

The Compensation Committee will continue to emphasize compensation arrangements with the objective of aligning the financial interests of our executives with the long-term interests of our shareholders. Please refer to the sections entitled “Compensation Discussion and Analysis” and other sections under “Executive Compensation” of this proxy statement for a detailed discussion of TESCO’s executive compensation in 2015. Our Board recognizes that executive compensation is an important matter of shareholder concern and believes that providing shareholders with the opportunity to review our compensation programs annually is a matter of good corporate practice. Accordingly, we will continue to hold an annual advisory approval of TESCO’s executive compensation, which is consistent with the preference of approximately 75% of the votes cast at the 2011 annual general and special meeting of shareholders on the frequency of the executive compensation advisory vote.

You have the opportunity to vote for, against, or abstain from the non-binding advisory vote to approve the 2015 named executive officer compensation.

The Board recommends a vote FOR this Proposal.

INFORMATION ABOUT VOTING AND THE MEETING
Shares Outstanding and Vote Required
Shareholders owning TESCO common stock at the close of business on March 11, 2016 (the "Record Date") may vote at the Meeting and any postponements or adjournments of the Meeting. On that date, there were 39,269,721 Common Shares issued and outstanding, each carrying the right to one vote per share.

Vote Required
Each of Proposals One, Two, and Three, must be approved by the affirmative vote of a majority of votes cast by the holders of Common Shares at the Meeting. There will be no cumulative voting in the election of directors.  Proposal Three is a non-binding advisory vote.

Quorum
 A quorum will be present if at least two persons are present, in person or by proxy, at the Meeting, together holding or representing 33 1/3% of the outstanding shares of the Corporation entitled to vote at the Meeting. If you have returned an instrument of proxy or if you hold your Common Shares in your own name as a holder of record and attend the Meeting in person, your Common Shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Meeting may be adjourned by the vote of a majority of the Common Shares represented at the Meeting until a quorum has been obtained.

List of Registered Shareholders
As of the Record Date, the Corporation has prepared,a list of registered shareholders entitled to receive notice of the Meeting and the number of Common Shares held by each such shareholder. A shareholder named in the list is entitled to vote the Common Shares shown opposite their name at the Meeting except to the extent that such shareholder has transferred the ownership of their Common Shares after the Record Date and the transferee of those Common Shares establishes that they own the Common Shares and demands, not later than ten (10) days before the Meeting, that their name be substituted for that of the transferor of such Common Shares (with respect only to the Common Shares transferred), in which case the transferee is entitled to vote the Common Shares so transferred at the Meeting instead of the transferor. The register of transfers will not be closed.

For a period commencing ten (10) days after the Record Date, a complete list of shareholders entitled to vote at the Meeting will be available for inspection during ordinary business hours at TESCO’s headquarters at 11330 Clay Road, Suite 350, Houston, Texas, 77041 United States of America, and at our offices at 5616 - 80th Avenue SE, Calgary, Alberta, T2C 4N5, Canada, by shareholders of record for proper purposes, or at the Meeting.

VOTING

How to Vote. Shareholders have a choice of voting over the Internet, by telephone, or by using a traditional proxy card.

•	Internet. Access the Internet voting site at www.cesvote.com. Follow the on-screen instructions and be sure to have the control number listed on your proxy card, voter instruction form, or notice.

•
Telephone. Dial toll free 1-888-693-8683 from any touch-tone telephone. Follow the voice prompts and be sure to have the control number listed on your proxy card, voter instruction form, or notice available when you call.

•	Mail. Simply mark, sign, date, and return the proxy card to Alliance Advisors LLC. A postage-prepaid envelope has been provided for your convenience if you wish to vote your proxy by mail.

•
Traditional Proxy Card. If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods. Please have available your control number listed on your proxy card, voter instruction form, or notice.

◦	by internet: www.viewproxy.com/tescocorp/2016.

◦	by Phone: 1-877-777-2857

◦	by E-mail: requests@viewproxy.com

▪
If requesting material by email, send a blank email with the company name and control number in the subject line. No other requests, instructions, or other inquiries should be included with your email requesting materials.

Deadline for Voting. In order to be valid, all instruments of proxy must be completed, dated, signed, and received by the Secretary of the Corporation, c/o Alliance Advisors LLC, Proxy Tabulation Department, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003, USA not less than 24 hours (excluding Saturdays, Sundays and holidays) before the time set for the holding of the Meeting or any adjournment thereof. The Corporation may refuse to recognize any instrument of proxy received after that time.

Proxies Submitted but not Voted. Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the common shares will be voted FOR each of the Proposals described in the Notice of Meeting.

Revocation of Proxies. Proxies may be revoked at any time prior to the exercise thereof either: (a) by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing either (i) at the registered office of the Corporation at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, at which the proxy is to be used, or (ii) with the chair of the Meeting on the day of the Meeting or any adjournment thereof, or (b) in any other manner permitted by law.

Voting Procedures and Tabulations. With regard to the election of directors in Proposal One, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect.  With respect to Proposals Two and Three, votes may be cast in favor, against, or abstain. Votes to abstain will be excluded entirely from the vote and will have no effect. Broker non-votes will be treated as set forth below in the section entitled “Effect of Abstentions, Withheld Votes, and Broker Non-Votes.”

Effect of Abstentions, Withheld Votes, and Broker Non-Votes. For each of the proposals on the attached instrument of proxy, you have the option of abstaining or withholding your vote. Intermediaries will return your proxy as a broker “non-vote” if the intermediary does not receive voting instructions from you. If you abstain or withhold votes or your shares are treated as broker non-votes, your shares will still be counted for purposes of establishing a quorum. If you elect to withhold your vote for a given Proposal, your vote will not be counted for or against that Proposal. An abstention or broker non-vote will not be counted as a vote cast and will not affect the outcome of the vote for any given proposal.

Appointment of Proxyholders. The nominees for proxyholder named on the instrument of proxy are officers of the Corporation. Each shareholder has the right to appoint an alternative proxyholder, who need not be a shareholder, to attend and act on the shareholder's behalf at the Meeting instead of the nominees named in the enclosed instrument of proxy. To exercise such right, either the names of the nominees should be crossed out (such deletion to be initialed by the person or officer signing the instrument of proxy) and the name of the shareholder’s appointee should be legibly printed in the blank space provided for that purpose in the enclosed instrument of proxy, or another appropriate form of proxy should be completed. The accompanying instrument of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment thereof but does not confer authority to vote for the election of any person as a director of the Corporation other than for those persons named in this proxy statement. At the time of printing this proxy statement, our Board and management know of no such amendments, variations, or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting. If any other business or amendments or variations to the matters identified in the Notice of Meeting properly come before the Meeting then the persons named in the enclosed instrument of proxy will vote on such matters in accordance with their best judgment.

Advice to Beneficial Holders of Common Shares. If your Common Shares are not registered in your name but in the name of an intermediary (typically a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates), then you are a non-registered, or “beneficial,” shareholder. If you are a beneficial shareholder, you can vote your Common Shares by proxy through your intermediary or at the Meeting if you appoint yourself as proxy.

Voting through Intermediaries. A beneficial shareholder who does not vote by Internet will usually be given a voting instruction form by their intermediary which must be submitted by the beneficial shareholder in accordance with the instructions provided by the intermediary. In such case, you cannot use the Internet voting procedures described above and must follow the intermediary’s instructions (which in some cases may allow the completion of the voting instruction form by telephone or on the intermediary’s own Internet website). Occasionally, a beneficial shareholder may be given a form of proxy that has been signed by the intermediary and which is restricted to the number of shares owned by the beneficial shareholder but is otherwise not completed. This form of proxy does not need to be signed by the beneficial shareholder. In this case, you can complete the form of proxy and vote by mail or facsimile only, in the same manner as described above. In all cases, beneficial shareholders should carefully follow the instructions provided by the intermediary.

Voting in Person. A beneficial shareholder who receives a form of proxy or a voting instruction form from their intermediary who wishes to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), should strike out the proxyholders named in the form of proxy and insert the beneficial shareholder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions provided by the intermediary. Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the beneficial shareholder or does not have the discretion to vote those shares on one or more of the matters that come before the Meeting will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the Meeting.

Attendance at the Meeting

On the day of the Meeting, each shareholder will be required to present (i) a valid picture identification such as a driver's license or passport, and (ii) proof that you are a holder of TESCO common shares as of the Record Date. You may be denied admission if you do not. Seating will begin at 10:30 a.m and the Meeting will begin at 11:00 a.m.

OTHER INFORMATION

Financial Statements for Fiscal Year 2015

At the annual general meeting of shareholders (the "Meeting"), TESCO's consolidated financial statements for the year ended December 31, 2015 and the report of the auditors thereon will be presented. These consolidated financial statements are included in the 2015 Annual Report which has been mailed concurrently with this proxy statement to all registered shareholders and provided electronically to all other shareholders. No formal action will be taken at the Meeting to approve the financial statements. If any shareholder has questions respecting the December 31, 2015 financial statements, the questions may be brought forward at the Meeting. We filed an Annual Report on Form 10-K with the SEC and SEDAR on March 4, 2016. Shareholders may obtain a copy of our Annual Report, without charge, by writing to our Corporate Secretary at our principal executive offices located at 11330 Clay Road, Suite 350, Houston, Texas, United States 77041.

Indebtedness of Directors and Executive Officers

Under our bylaws, TESCO may not make any personal loan or extension of credit to a director or officer. As of the date hereof, no director, proposed director, or executive officer, or any associate of any such director, proposed director, or executive officer is or has been, at any time since January 1, 2015, indebted to TESCO, nor is or has been, at any time since January 1, 2015, any indebtedness of such persons been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by TESCO or any of its subsidiaries.

Interest of Certain Persons or Companies in Matters to Be Acted On

Except as otherwise disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting. For the purpose of this paragraph “Person” shall include each person: (a) who has been a director, executive officer, or insider of the Corporation since the commencement of TESCO's last completed fiscal year; (b) who is a proposed nominee for election as a director of the Corporation; or (c) who is an associate or affiliate of a person referred to in (a) or (b).

No Incorporation by Reference of Certain Portions of this Proxy Statement

Notwithstanding anything to the contrary set forth in any of our filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate information in this Proxy Statement, neither the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such filings as provided by SEC regulations. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textual references only. The information on these websites shall not be deemed part of this proxy statement.

Additional Information

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549 and with Canadian securities regulatory authorities. You may read and copy any reports, statements, or other information we file at the SEC’s public reference rooms in Washington, D.C. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov, as well as at www.sedar.com. We make available on or through our website at www.tescocorp.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our Board, our Code and other company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to us at our corporate headquarters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our Common Shares as of March 11, 2016, by the persons known to us to be the beneficial owners of five percent or more of our Common Shares. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of our voting securities. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Percentages calculated based on Shares Issued and Outstanding at March 11, 2016:  39,269,721.

Name and Address of Shareholder	Number of Shares Beneficially Owned		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	5,535,610	(1)	14.1%
Wellington Management Group LLP 2880 Congress Street Boston, MA 02210	5,460,779	(2)	13.9%
Blackrock, Inc. 55 East 52nd Street New York, NY 10022	3,958,224	(3)	10.1%
FMR LLC 245 Summer Street Boston, MA 02210	3,149,216	(4)	8.0%
The Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,899,736	(5)	7.4%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	2,300,177	(6)	5.9%
Dos Mil Doscientos Uno, Ltd. Ronda Universitat, 31 1-1 08007 Barcelona, Spain	2,010,000	(7)	5.1%

(1)	As reported on Schedule 13G/A as filed on February 8, 2016 with the Securities and Exchange Commission ("SEC") by T. Rowe Price Associates Inc.

(2)	As reported on Schedule 13G/A as filed on February 11, 2016 with the SEC by Wellington Group Holdings LLC.

(3)	As reported on Schedule 13G/A as filed on January 8, 2016 with the SEC by BlackRock Inc.

(4)	As reported on Schedule 13G/A as filed on February 12, 2016 with the SEC by FMR LLC.

(5)	As reported on Schedule 13G/A filed on February 10, 2016 with the SEC by The Vanguard Group

(6)	As reported on Schedule 13G/A as filed on February 9, 2016 by Dimensional Fund Advisors LP.

(7)	As reported on Schedule 13G filed on February 13, 2015 with the SEC by Dos Mil Doscientos Uno, Ltd.

Section 16(a) Beneficial Ownership Compliance

Under the securities laws of the United States, TESCO’s directors, its executive officers, and any persons holding more than ten percent of a registered class of TESCO’s equity securities are required to report their ownership of TESCO’s Common Shares and other equity securities and any changes in that ownership to the SEC. Based solely upon a review of forms received by us and written representations of the reporting persons, we believe that all filing requirements applicable to TESCO’s officers, directors, and greater than 10% stockholders have been met for the fiscal year ended December 31, 2015 with the exceptions of several delinquent filings due to administrator error which were later remedied: (i) one Form 4 by Mr. Quintana, (ii) one Form 4 by Mr. Dielwart, (iii) one Form 4 by Mr. Serrano, and (iv) one Form 4 by Mr. Kott.

SECURITY OWNERSHIP BY DIRECTORS AND MANAGEMENT

Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our Common Shares as of March 11, 2016, by (i) each of our current directors, (ii) each of our current named executive officers, and (iii) all of the aforementioned as a group. Under the Board's Minimum Equity Ownership Policy, our directors and certain executive officers are required to own TESCO common stock in order to align their interests with those of other shareholders. Ownership of TESCO stock ties a portion of their net worth to the Corporation's stock price and provides a continuing incentive for them to work toward superior long-term stock performance. The address for all of our directors and officers is c/o Tesco Corporation 11330 Clay Road, Suite 350, Houston, Texas, United States 77041.

Name of Shareholder	Number of Shares Beneficially Owned		Percent of Class(1)
Directors
Michael W. Sutherlin	63,465	(2)	*
Fernando R. Assing	231,929	(3)	*
John P. Dielwart	8,500	(4)	*
Fred J. Dyment	76,165	(5)	*
Gary L. Kott	62,632	(6)	*
R. Vance Milligan, Q.C., ICD.D	61,965	(7)	*
Rose M. Robeson	—
Elijio V. Serrano	8,501	(8)	*
Named Executive Officers
Christopher L. Boone	19,302	(9)	*
Thomas B Sloan, Jr.	4,532	(10)	*
Michael E. Irausquin	13,391	(11)	*
Michael J. Niedermaier	11,381	(12)	*
All directors and executive officers as a group (16 persons)	606,213		1.5%

(1)
Percentages have been based on 39,269,721 Common Shares issued and outstanding at March 11, 2016. For purposes of computing the percentage of outstanding Common Shares held by any individual listed in this table, any Common Shares that such person has the right to acquire pursuant to the exercise of a stock option and the settlement of RSUs that are exercisable or will vest within 60 days of March 11, 2016 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The symbol (*) denotes less than one percent (1%).

(2)
Sutherlin. Includes (i) 42,499 Common Shares, and (ii) 20,966 Common Shares issuable upon exercise of stock options and the settlement of RSUs that are exercisable or will vest within 60 days of March 11, 2016.

(3)
Assing. Includes (i) 101,095 Common Shares, and (ii) 130,834 Common Shares issuable upon exercise of stock options and the settlement of RSUs that are exercisable or will vest within 60 days of March 11, 2016.

(4)	Dielwart. Includes (i) 4,500 Common Shares, and (ii) 4,000 Common Shares issuable upon exercise of stock options.

(5)
Dyment. Includes (i) 44,933 Common Shares, and (ii) 31,232 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units that are exercisable or will vest within 60 days of March 11, 2016.

(6)
Kott. Includes (i) 28,766 Common Shares, and (ii) 33,866 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units that are exercisable or will vest within 60 days of March 11, 2016.

(7)
Milligan. Includes (i) 32,666 Common Shares, and (ii) 29,299 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units that are exercisable or will vest within 60 days of March 11, 2016.

(8)	Serrano. Includes (i) 4,501 Common Shares, and (ii) 4,000 Common Shares issuable upon exercise of stock options.

(9)	Boone. Includes (i) 6,002 Common Shares, and (ii) 13,300 Common Shares issuable upon exercise of stock options.

(10)
Sloan. Includes (i) 2,332 Common Shares, and (ii) 2,200 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units that are exercisable or will vest within 60 days of March 11, 2016.

(11)
Irausquin. Includes (i) 3,923 Common Shares, and (ii) 9,468 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units that are exercisable or will vest within 60 days of March 11, 2016.

(12)
Niedermaier. Includes (i) 6,115 Common Shares, and (ii) 5,266 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units that are exercisable or will vest within 60 days of March 11, 2016.

For purposes of this proxy statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) “voting power,” which includes the power to vote, or to direct the voting of, any class of our voting securities; and/or “investment power,” which includes the power to dispose, or to direct the disposition of, any class of our voting securities.

Electronic Availability of Proxy Statement and Annual Report

As permitted by SEC and Canadian notice-and-access rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet on the Company's website at www.viewproxy.com/tescocorp/2016/. On March 21, 2016, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials or annual report unless you request it by following the instructions for requesting such materials contained on the notice.

Proxy Solicitation Costs

Solicitation of proxies is expected to commence on or about March 15, 2016. The Corporation will bear the cost of the solicitation. In addition to solicitation by mail, certain of the directors, officers, and regular employees of the Corporation may, without extra compensation, solicit proxies by telephone, facsimile, electronic, written communication, and personal interview. We also have hired Alliance Advisors to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Alliance Advisors a base fee of $7,500 plus customary costs and expenses for these services. The Corporation will make arrangements with brokerage houses, custodians, nominees, and other fiduciaries to send proxy materials to their principals, and the Corporation will reimburse them for postage and clerical expenses.

You should rely only on the information contained in this proxy statement to vote on each of the proposals submitted for shareholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 15, 2016. You should not assume that the information contained in this proxy statement is accurate as of any later date.

/s/ Christopher L. Boone
By order of the Board of Directors,
Christopher L. Boone
Senior Vice President and Chief Financial Officer
March 15, 2016

EXHIBIT A

PROXY
TESCO CORPORATION
PROXY FOR ANNUAL GENERAL MEETING OF STOCKHOLDERS TO BE HELD MAY 5, 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints Christopher L. Boone and Brian Kelly and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual General Meeting of Stockholders (the “Annual General Meeting”) of Tesco Corporation (the “Company”) in such manner as they, or either of them, may determine on any matters which may properly come before the Annual General Meeting or any adjournments thereof and to vote on the matter set forth on the reverse side as directed by the undersigned. The Annual General Meeting will be held at the Sheraton Houston West Hotel, 11191 Clay Road, Houston, Texas, 77041, on May 5, 2016 at 11:00 A.M. CDT and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” UNDER THE PROPOSAL. IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE IT WILL BE VOTED FOR THE PROPOSAL. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

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PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the
Annual General Meeting of Stockholders to be held May 5, 2016

The Proxy Statement to Stockholders is available at:
http://viewproxy.com/tescocorp/2016/

A - 1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK AS SHOWN HERE
1. Election of Directors:

	FOR	WITHHOLD		FOR	WITHHOLD
01 - Fernando R. Assing	☐	☐	05 - R. Vance Milligan, Q.C., ICD.D	☐	☐
02 - John P. Dielwart	☐	☐	06 - Rose M. Robeson	☐	☐
03 - Fred J. Dyment	☐	☐	07 - Elijio V. Serrano	☐	☐
04 - Gary L. Kott	☐	☐	08 - Michael W. Sutherlin	☐	☐

2. Appointment of Auditors

Appointment of Ernst & Young LLP, an independent registered public accounting firm, as Auditors of the Corporation to hold office until the next annual general meeting of shareholders, and authorization of the Board of Directors to fix its remuneration.

FOR                      AGAINST                    ABSTAIN

3) Approval of 2015 Named Executive Officer Compensation

Non-Binding advisory vote to approve the 2015 named executive officer compensation.

     FOR                      AGAINST                      ABSTAIN

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I plan on attending the meeting ☐

Please sign exactly as your name(s) appear(s) hereon. Where there is more than one holder, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature of Stockholder         Date

Signature of Stockholder         Date

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PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone.

INTERNET Vote Your Proxy on the Internet: Go to: www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
TELEPHONE
Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

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